UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

REVA Medical, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 4, 2012

Dear Stockholders:

We cordially invite you to attend the REVA Medical, Inc. 2012 Annual General Meeting of Stockholders, also referred to as the “AGM” or the “Annual Meeting.” The meeting will be held Monday, 21 May 2012, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. Sunday, May 20, 2012 U.S. Pacific Daylight Time), in the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000, Australia.

The matters to be acted upon are described in the accompanying Notice of 2012 Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, management will provide an update on REVA’s operations; a copy of the management presentation will be posted on our website the day of the meeting.

All stockholders are invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to submit your proxy or CHESS Depositary Interest, or “CDI” Voting Instruction Form as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone and Internet voting are available. For specific instructions on voting, please refer to the instructions on the proxy card or the CDI Voting Instruction Form. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

We look forward to seeing you at our Annual Meeting.

Very Truly Yours,

/s/ Robert B. Stockman

Robert B. Stockman
Chairman of the Board Chief Executive Officer

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

To Be Held 21 May 2012 (Australian Eastern Standard Time)

May 20, 2012 (U.S. Pacific Daylight Time)

The 2012 Annual General Meeting (the “AGM” or “Annual Meeting”) of Stockholders of REVA Medical, Inc. will be held on 21 May 2012, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. on May 20, 2012 U.S. Pacific Daylight Time) at the AGL Theatre in the Museum of Sydney, located at the corner of Phillip and Bridge Streets, Sydney, NSW 2000, Australia, for the following purposes:

1.	To elect the two Class II directors named in the Proxy Statement to hold office for a term of three years and until his successor is duly elected and qualified, or until his earlier resignation or removal;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.	For the purposes of Australian Securities Exchange (“ASX”) Listing Rule 10.14 and for all other purposes, to approve the grant of 12,500 options to Brian H. Dovey for the purchase of common stock on the terms and conditions set forth in the Proxy Statement;

4.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 12,500 options to Anne Keating for the purchase of common stock on the terms and conditions set forth in the Proxy Statement;

5.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 12,500 options to Gordon E. Nye for the purchase of common stock on the terms and conditions set forth in the Proxy Statement;

6.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 12,500 options to James J. Schiro for the purchase of common stock on the terms and conditions set forth in the Proxy Statement;

7.	For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 12,500 options to Robert Thomas for the purchase of common stock on the terms and conditions set forth in the Proxy Statement;

8.	To approve, on an advisory basis, the compensation of the named executive officers for the fiscal year ended December 31, 2011, as set forth in the Proxy Statement; and,

9.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors recommends that our stockholders vote “FOR” Proposals 1 through 8, except for Brian H. Dovey with respect to Proposal 3 only, Anne Keating with respect to Proposal 4 only, Gordon E. Nye with respect to Proposal 5 only, James J. Schiro with respect to Proposal 6 only, and Robert Thomas with respect to Proposal 7 only, all of who abstain from making a recommendation on those Proposals due to their personal interests in those Proposals.

You are entitled to vote only if you were a REVA Medical, Inc. stockholder as of 4:30 p.m. on 31 March 2012 Australia Eastern Daylight Time (which was 10:30 p.m. on March 30, 2012 U.S. Pacific Daylight Time), the Record Date for the Annual Meeting. This means that owners of common stock as of that date are entitled to vote at the Annual Meeting and any adjournments or postponements of the meeting. Record holders of CHESS Depositary Interests (or “CDIs”) as of the close of business on the Record Date, are entitled to receive notice of and to attend the meeting or any adjournment or postponement of the meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or “CDN,” to vote the shares underlying their CDIs by following the instructions on the enclosed CDI Voting Instruction Form or by voting online at www.investorvote.com.au. Doing so permits CDI holders to instruct CDN to vote on behalf of the CDI holders at the meeting in accordance with the instructions received via the CDI Voting Instruction Form or online. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 5751 Copley Drive, San Diego, California 92111, U.S.A.

The Proxy Statement that accompanies and forms part of this notice of meeting provides information in relation to each of the matters to be considered. This notice of meeting and the Proxy Statement should be read in their entirety. If stockholders are in doubt as to how they should vote, they should seek advice from their legal counsel, accountant, solicitor, or other professional advisor prior to voting.

By order of the Board of Directors:

/s/ Katrina L. Thompson

Katrina L. Thompson

Chief Financial Officer and Secretary

IMPORTANT: To assure that your shares are represented at the meeting, please vote (or, for CDI holders, direct CDN to vote) your shares via the Internet or by marking, signing, dating, and returning the enclosed proxy card or CDI Voting Instruction Form to the address specified. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI Voting Instruction Form or voting online at www.investorvote.com.au and may not vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT 10:30 a.m. AUSTRALIAN EASTERN STANDARD TIME ON 21 MAY 2012 (which is 5:30 p.m. on May 20, 2012 U.S. Pacific Daylight Time): A complete set of proxy materials relating to our annual meeting is available on the Internet. These materials, consisting of the Notice of 2012 Annual Meeting of Stockholders, Proxy Statement, Proxy Card, CDI Voting Instruction Form, and Annual Report on Form 10-K, may be viewed and printed at www.envisionreports.com/RVA. Stockholders (but not CDI holders) may also vote from this website address.

i

REVA MEDICAL, INC.

5751 Copley Drive

San Diego, California 92111, U.S.A.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

21 MAY 2012 (AUSTRALIAN EASTERN STANDARD TIME)

MAY 20, 2012 (U.S. PACIFIC DAYLIGHT TIME)

This Proxy Statement is being mailed to our stockholders on or about May 4, 2012

GENERAL INFORMATION

Why am I receiving these materials?

We have made these proxy materials available to you in connection with the solicitation by the Board of Directors (the “Board”) of REVA Medical, Inc. (the “Company” or “REVA”) of proxies to be voted at the REVA Medical, Inc. 2012 Annual General Meeting of Stockholders (the “AGM” or “Annual Meeting”) to be held on 21 May 2012, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. on May 20, 2012 U.S. Pacific Daylight Time), at the AGL Theatre in the Museum of Sydney, and at any postponements or adjournments of the Annual Meeting. If you held shares of our common stock as of 4:30 p.m. on 31 March 2012 Australian Eastern Daylight Time (which was 10:30 p.m. on March 30, 2012 U.S. Pacific Daylight Time), the Record Date for the Annual Meeting, you are invited to attend the Annual Meeting and vote on the proposals described below under the heading “What am I voting on?” Those persons holding CHESS Depositary Interests (“CDIs”) are entitled to receive notice of and to attend the AGM and may instruct CHESS Depositary Nominees Pty Ltd. (“CDN”) to vote at the Annual Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au.

What am I voting on?

There are eight proposals scheduled to be voted on at the Annual Meeting:

•

Election of the two Class II directors named in this Proxy Statement to hold office for a term of three years and until his successor is duly elected and qualified, or until his earlier resignation or removal;

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

•	Approval of the grant of 12,500 options to Brian H. Dovey for the purchase of common stock on the terms and conditions set forth in this Proxy Statement;

•	Approval of the grant of 12,500 options to Anne Keating for the purchase of common stock on the terms and conditions set forth in this Proxy Statement;

•	Approval of the grant of 12,500 options to Gordon E. Nye for the purchase of common stock on the terms and conditions set forth in this Proxy Statement;

•	Approval of the grant of 12,500 options to James J. Schiro for the purchase of common stock on the terms and conditions set forth in this Proxy Statement;

•	Approval of the grant of 12,500 options to Robert Thomas for the purchase of common stock on the terms and conditions set forth in this Proxy Statement; and,

•	Approval, on an advisory basis, of the compensation of the named executive officers for the fiscal year ended December 31, 2011, as set forth in this Proxy Statement.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

•

“FOR” the election of each of the Class II directors named in this Proxy Statement to hold office for a term of three years and until his successor is duly elected and qualified, or until his earlier resignation or removal.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

•

“FOR” the approval of the grant of 12,500 options to purchase common stock to Brian H. Dovey on the terms set out in this Proxy Statement (except Brian H. Dovey who abstains from making a recommendation due to his personal interest in the proposal).

•

“FOR” the approval of the grant of 12,500 options to purchase common stock to Anne Keating on the terms set out in this Proxy Statement (except Anne Keating who abstains from making a recommendation due to her personal interest in the proposal).

•

“FOR” the approval of the grant of 12,500 options to purchase common stock to Gordon E. Nye on the terms set out in this Proxy Statement (except Gordon E. Nye who abstains from making a recommendation due to his personal interest in the proposal).

•

“FOR” the approval of the grant of 12,500 options to purchase common stock to James J. Schiro on the terms set out in this Proxy Statement (except James J. Schiro who abstains from making a recommendation due to his personal interest in the proposal).

•

“FOR” the approval of the grant of 12,500 options to purchase common stock to Robert Thomas on the terms set out in this Proxy Statement (except Robert Thomas who abstains from making a recommendation due to his personal interest in the proposal).

•	“FOR” the approval, on an advisory basis, of the compensation of the named executive officers for the fiscal year ended December 31, 2011, as set forth in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

If you were a holder of REVA common stock, either as a stockholder of record or as the beneficial owner of shares held in street name as of 4:30 p.m. on 31 March 2012 Australian Eastern Daylight Time (which was 10:30 p.m. on March 30, 2012 U.S. Pacific Daylight Time), the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 33,086,203 shares of our common stock outstanding (equivalent to 330,862,030 CDIs assuming all shares of common stock were converted into CDIs on the Record Date). Each stockholder has one vote for each share of common stock held as of the Record Date. Each CDI holder is entitled to direct CDN to vote one vote for every 10 CDIs held by such holder. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

What does it mean to be a “stockholder of record?”

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. As a stockholder of record, you have the right to grant your voting proxy directly to REVA or to vote in person at the Annual Meeting. Along with your printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote by Internet or telephone, as described below under the heading “How do I vote my shares of REVA common stock?” Holders of CDIs are entitled to receive notice of and to attend the Annual Meeting and may direct CDN to vote at the Annual Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.investorvote.com.au.

What does it mean to beneficially own shares in “street name?”

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, custodian, or other similar organization. If this is the case, the proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”).

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy by Internet or telephone, as described below under the heading “How do I vote my shares of REVA common stock?”

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding shares of common stock of REVA entitled to vote generally in the election of directors must be present in person or represented by proxy. Abstentions and shares represented by “broker non-votes” are counted for the purpose of determining the presence of a quorum. As of the Record Date, there were 33,086,203 shares of our common stock outstanding, and each share is entitled to one vote at the Annual Meeting.

What is the voting requirement to approve each of the proposals?

Proposal 1 — Election of Directors

Directors are elected by a plurality of the votes, which means that the director nominees receiving the highest number of “FOR” votes will be elected. Neither abstentions nor broker non-votes will count as a vote cast “FOR” or “AGAINST” a director nominee, and they will have no direct effect on the outcome of the election of directors.

Proposal 2 — Ratification of the Appointment of our Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Proposals 3 through 7 — Approval of the Grant of Stock Options to Non-Executive Directors of the Company under the 2010 Equity Incentive Plan

The proposals to approve the grant of 12,500 options to purchase common stock to each of Brian H. Dovey, Anne Keating, Gordon E. Nye, James J. Schiro, and Robert Thomas require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and voting on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Proposal 8 — Approval, on an Advisory Basis, of Executive Compensation

The proposal to approve, on an advisory basis, the compensation awarded to the named executive officers for the fiscal year ended December 31, 2011 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

Voting exclusion statement:

The Company will disregard any votes cast on Proposals 3 through 7 by:

•	the directors of REVA Medical, Inc.; and

•	any associate of the directors of REVA Medical, Inc.

However, the Company need not disregard a vote if:

•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or

•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card to vote as the proxy decides.

How do I vote my shares of REVA common stock?

If you are a stockholder of record, you can vote in the following ways:

•

By Internet: by following the Internet voting instructions included on the proxy card at any time up until 4:30 p.m. on 17 May 2012 Australian Eastern Standard Time (which is 11:30 p.m. on May 16, 2012 U.S. Pacific Daylight Time).

•

By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 4:30 p.m. on 17 May 2012 Australian Eastern Standard Time (which is 11:30 p.m. on May 16, 2012 U.S. Pacific Daylight Time).

•

By Mail: by marking, dating, and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

If your shares are held through a benefit or compensation plan or in street name, your plan trustee or your bank, broker, or other nominee should give you instructions for voting your shares. In these cases, you may vote by Internet, telephone, or mail by submitting a Voting Instruction Form.

If you satisfy the admission requirements to the Annual Meeting, as described below under the heading “How do I attend the Annual Meeting?” you may vote your shares in person at the meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting. Shares held through a benefit or compensation plan cannot be voted in person at the Annual Meeting.

How do I vote if I hold CDIs?

Each CDI holder is entitled to direct CDN to vote one vote for every ten (10) CDIs held by such holder. Those persons holding CDIs are entitled to receive notice of and to attend the Annual Meeting and any adjournment or postponement thereof, and may direct CDN to vote their underlying shares of common stock at the Annual Meeting by voting online at www.investorvote.com.au, or by returning the CDI Voting Instruction Form to Computershare, the agent we designated for the collection and processing of voting instructions from our CDI holders, no later than 4:30 p.m. on 17 May 2012 Australian Eastern Standard Time (which is 11:30 p.m. on May 16, 2012 U.S. Pacific Daylight Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions.

Alternatively, CDI holders have the following options in order to vote at the Annual Meeting:

•	informing REVA that they wish to nominate themselves or another person to be appointed as CDN’s proxy for the purposes of attending and voting at the meeting; or

•

converting their CDIs into a holding of shares of REVA’s common stock and voting these at the meeting (however, if thereafter the former CDI holder wishes to sell their investment on ASX, it would be necessary to convert shares of common stock back into CDIs). This must be done prior to the record date for the meeting.

As holders of CDIs will not appear on REVA’s share register as the legal holders of the shares of common stock, they will not be entitled to vote at our stockholder meetings unless one of the above steps is undertaken.

How do I attend the Annual Meeting?

Admission to the Annual Meeting is limited to REVA stockholders or holders of CDIs, one member of their respective immediate families, or their named representatives. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. Stockholders of record, holders of CDIs of record, immediate family member guests, and representatives will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Annual Meeting.

To register to attend the Annual Meeting, please contact REVA Investor Relations as follows:

•	by e-mail at IR@revamedical.com;

•	by phone at (858) 966-3045 in the U.S. or at +61 2 9231 3322 in Australia;

•	by fax to (858) 966-3089; or,

•	by mail to Investor Relations at 5751 Copley Drive, San Diego, California 92111, U.S.A.

Please include the following information in your request:

•	your name and complete mailing address;

•	whether you require special assistance at the meeting;

•	if you will be naming a representative to attend the meeting on your behalf, the name, complete mailing address, and telephone number of that individual;

•

proof that you own shares of REVA’s common stock or hold CDIs as of the Record Date (such as a letter from your bank, broker, or other financial institution; a photocopy of a current brokerage, Computershare, or other account statement; or, a photocopy of a holding statement); and,

•	the name of your immediate family member guest, if one will accompany you.

Please be advised that no cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

What does it mean if I receive more than one set of proxy materials?

It generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for all of your shares.

May I change my vote or revoke my proxy?

Yes.

If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	filing a written statement to that effect with our Corporate Secretary at or before the taking of the vote at the Annual Meeting;

•

voting again via the Internet or telephone at a later time before the closing of those voting facilities at 4:30 p.m. on 17 May 2012 Australian Eastern Standard Time (which is 11:30 p.m. on May 16, 2012 U.S. Pacific Daylight Time);

•	submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or,

•	attending the Annual Meeting, revoking your proxy, and voting in person.

The written statement or subsequent proxy should be delivered to REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A., Attention: Corporate Secretary, or hand delivered to the Corporate Secretary, before the taking of the vote at the Annual Meeting. If you are a beneficial owner and hold shares through a broker, bank, or other nominee, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank, or other nominee) giving you the right to vote the shares.

If you are a holder of CDIs and you direct CDN to vote by completing the CDI Voting Instruction Form, you may revoke those directions by delivering to Computershare, no later than 4:30 p.m. on 17 May 2012 Australian Eastern Standard Time (which is 11:30 p.m. on May 16, 2012 U.S. Pacific Daylight Time), a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent.

Could other matters be decided at the Annual Meeting?

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented for consideration at the Annual Meeting and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

Who will pay for the cost of soliciting proxies?

We will pay the cost of soliciting proxies, including the cost of preparing and mailing the proxy materials. Proxies may be solicited on our behalf by directors, officers, or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission.

If we hire soliciting agents, we will pay them a reasonable fee for their services. We will not pay directors, officers, or other regular employees any additional compensation for their efforts to supplement our proxy solicitation. We anticipate that banks, brokerage houses, and other custodians, nominees, and fiduciaries may forward soliciting material to the beneficial owners of shares of common stock entitled to vote at the Annual Meeting and that we will reimburse those persons for their out-of-pocket expenses incurred in this connection.

BOARD OF DIRECTORS INFORMATION

Overview

Our Company was founded in California in June 1998 under the name MD3, Inc. In March 2002, we changed our name to REVA Medical, Inc. In October 2010, we reincorporated from the State of California to the State of Delaware and, as a result, the rights of our stockholders are now governed by the Delaware General Corporation Law. In December 2010, we completed an initial public offering (our “IPO”) of common stock in Australia. Our stock is traded in the form of CHESS Depositary Interests (or “CDIs”) and our CDIs commenced trading publicly on the Australian Securities Exchange (the “ASX”) on December 23, 2010 (Australian Eastern Daylight Time).

Nominees for Election as Directors

Our Board currently consists of six members and is divided into three classes, each comprised of two directors. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified. On January 12, 2012, the Board unanimously nominated Gordon E. Nye and Robert Thomas, the two current Class II directors whose terms expire at the Annual Meeting, for re-election as directors.

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the two director nominees receiving the highest number of “FOR” votes will be elected as Class II directors. Both of the nominees have indicated their willingness to serve if elected, but if either should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as REVA may designate, unless a contrary instruction is indicated in the proxy.

The following sets forth information, as of March 31, 2012, regarding members of our Board, including the director nominees for election at the Annual Meeting, related to his or her business experience and service on other boards of directors. In addition, we discuss below the qualifications, attributes and skills that led our Board to the conclusion that each of our directors should serve as a director. While our Diversity Policy doesn’t contain specific guidelines in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge, and abilities that will allow our Board to fulfill its responsibilities. As set forth in our corporate governance guidelines, these criteria generally include, among other things, an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning, and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity, and the ability to represent the best interests of the Company’s stockholders. In addition, the nominating and corporate governance committee will also consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the nominating and corporate governance committee.

We believe that our current Board includes individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. In addition, each of our directors has a strong professional reputation and has shown a dedication to his or her profession and community. We also believe that our directors’ diversity of backgrounds and experiences results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Class I Directors Continuing in Office (Term Expires 2014)

BRIAN H. DOVEY Director (age 70)

Mr. Dovey has served as our director since June 2001. Mr. Dovey has been a Partner of Domain Associates, LLC, a private venture capital management firm focused on life sciences, since 1988. Since joining Domain, he has served on the board of directors of over 35 private and public companies and has been Chairman of five. Prior to joining Domain, Mr. Dovey spent six years at Rorer Group, Inc., a pharmaceutical and medical device company listed on the New York Stock Exchange (now part of Sanofi-Aventis), including as president from 1986 to 1988. Previously, Mr. Dovey was president of Survival Technology, Inc., a start-up medical products company. He also held management positions with Howmedica, Inc., Howmet Corporation, and New York Telephone Company. Mr. Dovey has served as both president and chairman of the National Venture Capital Association. He is Chair of the Wistar Institute, a non-profit preclinical biomedical research company. Mr. Dovey serves on the board of directors and is also Chairman at the Center for Venture Education (Kauffman Fellows Program). He was also a former board member of the industry association representing the medical device industry, as well as the association representing consumer pharmaceuticals. Mr. Dovey currently sits on the board of directors of Orexigen Therapeutics, Inc., a biopharmaceutical company focused on the development of pharmaceutical product candidates for the treatment of obesity. Mr. Dovey has also served as a member of the board of directors for the following publicly traded companies: Align Technology, Inc., Cardiac Science, Inc., and Neose Technologies, Inc. Mr. Dovey received his B.A. from Colgate University and his M.B.A. from the Harvard Business School.

Qualifications: We believe Mr. Dovey is qualified to sit on our Board due to his strong financial expertise, his previous service as a director on over 35 private and public companies, his executive experience at a medical device company, and his extensive experience at a health care venture capital firm.

ANNE KEATING Director (age 58)

Ms. Keating has served as a director of the Company since October 2010. Ms. Keating is currently a director of a number of ASX-listed companies in a range of different industries, including GI Dynamics, Inc., a U.S.-based medical device company, Ardent Leisure Management Limited, a general management service provider, Goodman Group Limited (formerly Macquarie Goodman), a property development and management company, and Clearview Wealth Limited, a life insurance and financial services provider. She is also a member of the Advisory Council of RBS Australia. Ms. Keating is also a Director for the Garvan Institute of Medical Research and an Inaugural Governor for the Cerebral Palsy Foundation. From 1993 to 2001, Ms. Keating held the position of General Manager, Australia for United Airlines, and from 1994 to 1998, she was a Governor for the American Chamber of Commerce. She was also a Delegate to the Australian/American Leadership Dialogue for 14 years. Ms. Keating was an inaugural board member of the Victor Chang Cardiac Research Institute for ten years and also served on the board of NRMA/Insurance/IAG for nine years. She has also held former directorships with Spencer Street Station Redevelopment Holdings Limited, Easy FM China Pty Ltd, Radio 2CH Pty Ltd, and Workcover Authority of New South Wales.

Qualifications: We believe Ms. Keating is qualified to sit on our Board due to her extensive business and governance experience, including her positions on a number of boards of ASX-listed companies. Ms. Keating also brings Australian medical research experience from her years of service with the Garvan Institute of Medical Research and the Victor Chang Cardiac Research Institute.

Nominees for Election as Class II Directors (Term Expires 2015)

GORDON E. NYE Director (age 57)

Mr. Nye has served as our director since 1999. He is a Managing Director of Group Outcome LLC, a U.S.-based merchant banking firm which deploys its capital and that of its financial partners in private equity and venture capital investments in medical technology companies. He served as the Chief Executive Officer of Zeltiq Aesthetics, Inc., a medical device company, from September 2009 to April 2012. From August 2003 to July 2009, Mr. Nye served as general partner of Prism Venture Partners, a venture capital firm, where he was a member of the life sciences investment team. Prior to that time, he served as our Chief Executive Officer from 2001 to 2003 and President and Chief Executive Officer of two former Johnson & Johnson divisions (“A” Company Orthodontics, Inc. and Critikon Company, LLC) after they were acquired in management buyouts. He has also held a variety of marketing, sales, and general management roles for L.A. Gear, Inc., Olin Ski Company, Inc., Reebok, Ltd., and The Gillette Company. Mr. Nye also served on the board of directors of Insulet, Inc., a medical device company, from 2004 to 2008. Mr. Nye received his MBA from the Amos Tuck School of Business at Dartmouth College where he also received his undergraduate degree.

Qualifications: We believe Mr. Nye’s qualifications to sit on our Board include his knowledge of the medical device business, his broad operating experience as a senior executive of Zeltiq Aesthetics, Inc. and two former Johnson & Johnson divisions, and his service on other company boards.

ROBERT THOMAS Director (age 67)

Mr. Thomas has served as our director since July 2010. He has also been a director and non-executive Chairman of the Board of HeartWare Limited, and subsequently HeartWare International, Inc., a U.S. medical device company listed on ASX and NASDAQ, since November 2004. He is currently a director of a number of Australian public companies, including Virgin Australia Limited, Biotron Limited, and TAL Limited. Between October 2004 and September 2008, Mr. Thomas was a consultant to Citigroup Corporate and Investment Bank and was Chairman of Global Corporate and Investment Bank, Australia and New Zealand of Citigroup Global Markets Australia Pty Limited between March 2003 and September 2004. Prior to that time, Mr. Thomas was Chief Executive Officer of Citigroup’s (formerly known as Salomon Smith Barney) Corporate and Investment Bank, Australia and New Zealand from October 1999 until February 2003. Mr. Thomas is a director of Aus Bio Limited, O’Connell Street Associates, and Grahger Capital Securities as well as President of the State Library Council of New South Wales in Australia. He also is a member of the advisory boards of Nomura Australia and Inteq Limited. Mr. Thomas holds a Bachelor of Economics from Monash University, Australia. He is currently Chairman of the Stockbrokers Association of Australia and is a Master Stockbroker. Mr. Thomas is also a Fellow of the Financial Services Institute of Australia and the Australian Institute of Company Directors.

Qualifications: We believe Mr. Thomas is qualified to sit on our Board due to his extensive investment banking experience, including his leadership of finance and strategic transactions, and his experience in governance and risk management across a wide range of industries. Mr. Thomas also brings capital market and economics expertise to the Board from his years of service as a securities analyst and experience as a director of ASX-listed companies.

Class III Directors Continuing in Office (Term Expires 2013)

ROBERT B. STOCKMAN Chairman of the Board (age 58) Chief Executive Officer REVA Medical, Inc.

Mr. Stockman, our co-founder, has served as our Chairman of the Board and director since 1999 and our Chief Executive Officer since August 2010. He has also served as a director of HeartWare Limited, and subsequently HeartWare International, Inc., a medical device company listed on ASX and NASDAQ, since December 2006 and has served on the board of Zeltiq Aesthetics, Inc., a medical technology company listed on NASDAQ, since July 2010. Mr. Stockman was appointed to the Board of Overseers for The Tuck School of Business at Dartmouth College in November 2011. Since 1999, Mr. Stockman has been the President and Chief Executive Officer of Group Outcome LLC, a U.S.-based merchant banking firm that deploys its capital and that of its financial partners in private equity and venture capital investments in medical technology companies. Mr. Stockman also co-founded Centrimed, Inc., an internet-based software company, that was acquired by the Global Healthcare Exchange, LLC, and led the buyouts of Ioptex, an intraocular lens manufacturer, and two Johnson & Johnson divestitures, “A” Company Orthodontics, Inc. and Critikon Company, LLC, each of which was subsequently acquired. Prior to establishing Group Outcome LLC, Mr. Stockman spent 18 years with Johnston Associates, Inc. and Narragansett Capital Corporation, where he focused on venture capital investments and merger advisory work in health care. Mr. Stockman holds a Bachelors Degree from Harvard College and a Master in Business Administration from The Tuck School at Dartmouth College.

Qualifications: We believe Mr. Stockman is qualified to sit on our Board due to his extensive experience as an entrepreneur driving the growth of five medical products companies, his experience as an executive of several medical device companies and his experience as an executive in the investment banking industry, particularly in private equity and venture capital investments in medical technology. Mr. Stockman’s qualifications also include his strong financial background, including his work early in his career at Price Waterhouse, a provider of tax, audit, and advisory services, and his ability to provide financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting, and capital markets.

JAMES J. SCHIRO Director (age 66)

Mr. Schiro has served as our director since November 2010. Mr. Schiro was Chief Executive Officer of Zurich Financial Services from May 2002 to December 2009, after serving as Chief Operating Officer - Group Finance from March 2002. He joined Price Waterhouse in 1967, where he held various management positions. In 1995, he was elected Chairman and Chief Executive Officer of Price Waterhouse, and in 1998 became Chief Executive Officer of PricewaterhouseCoopers LLP, after the merger of Price Waterhouse and Coopers & Lybrand, where he served until 2002. Mr. Schiro is also a Director of PepsiCo, Inc., Royal Philips Electronics, and Goldman Sachs. He is a director and trustee for various non-profit organizations, including St. John’s University and the Institute for Advanced Study.

Qualifications: We believe Mr. Schiro is qualified to sit on our Board due to his extensive executive experience, strong financial background, experience in governance and risk management, and his service on other public company boards and not-for-profit organizations.

Committees of the Board of Directors/Corporate Governance

Directors are expected to attend meetings of the Board and any Board committees on which they serve. The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the audit committee, the compensation committee, and the nominating and corporate governance committee. Each of these committees has the responsibilities described in the committee charters, which are available on our website at www.revamedical.com. Our Board may also establish other committees from time to time to assist in the discharge of its responsibilities.

Membership of the Committees of our Board is as follows:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Mr. Stockman (Chairman)	—	—	—
Mr. Dovey (1)	X	X	—
Ms. Keating (2)	—	—	Chair
Mr. Nye (2)	—	Chair	X
Mr. Schiro (2)	X	—	X
Mr. Thomas (2)	Chair	X	—

(1)	Independent Director under the rules of NASDAQ and the SEC, but not considered independent under the ASX.
(2)	Independent Director under the rules of NASDAQ, ASX, and the SEC.

During the year ended December 31, 2011, all directors attended 75 percent or more of the meetings of the Board of Directors and committees thereof. Following is a summary of Board and Committee meeting attendance:

Director	Board of Directors	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee

Number of Meetings Held	6	5		2		1
Meeting Attendance:
Mr. Stockman	6	5	*	2	*	—
Mr. Dovey	6	4		1		—
Ms. Keating	6	—		—		1
Mr. Nye	5	—		2		1
Mr. Schiro	5	5		—		1
Mr. Thomas	6	5		2		—

*	Indicates attendance at a meeting of a Committee on which the Director was not a member.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting, including auditing of our financial statements. Among other things, our audit committee:

•	determines the engagement of, and approves fees paid to, our independent registered public accounting firm;

•	monitors the qualifications, independence activities, and performance of our independent registered public accounting firm;

•	approves the retention of our independent registered public accounting firm to perform any proposed and permissible non-audit services;

•	reviews our financial statements and critical accounting estimates; and,

•	discusses with management and our independent registered public accounting firm the results of the annual audit.

Our audit committee reviews the effectiveness of internal controls and the adequacy of our disclosure controls and procedures. In addition, our audit committee is responsible for the performance of our internal audit function, as well as preparing any reports required under SEC rules. The audit committee will also provide advice to the Board and report on the status of business risks pursuant to our risk management policy.

We have adopted an audit committee charter, a copy of which is available in the “Investors – Corporate Governance” section of our website at www.revamedical.com.

Compensation Committee

Our compensation committee establishes, amends, reviews, and approves the compensation and benefit plans with respect to senior management and employees, including determining individual elements of total compensation of the Chief Executive Officer and other members of senior management, and reviews our performance and the performance of our executive officers with respect to these elements of compensation. In carrying out its responsibilities, the compensation committee will review all components of compensation for consistency with our compensation philosophy and with the interests of stockholders. Our compensation committee will review compensation practices and trends, identify performance goals of our Company and our executive officers, and set compensation in light of these objectives. Our compensation committee also determines annual retainer, meeting fees, equity awards, and other compensation for members of the Board and administers the issuance of stock options and other awards under our equity incentive plans.

Our compensation committee reviews and evaluates potential risks related to our compensation policies and practices for employees and has determined that we have no compensation risks that are reasonably likely to have a material adverse effect on our Company. We structure our compensation to address Company-wide risk. We believe the combination of base salary, bonus potential, and stock-based incentive awards with four-year vesting periods is balanced and serves to motivate our employees to accomplish our business plan without creating risks that are reasonably likely to have a material adverse effect on our Company.

We have adopted a compensation committee charter, a copy of which is available in the “Investors – Corporate Governance” section of our website at www.revamedical.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee recommends the director nominees for each annual general meeting and ensures that the audit, compensation, and nominating and corporate governance committees of our Board have the benefit of qualified and experienced independent directors. The committee’s primary responsibilities are to:

•	review the size and composition of our Board;

•	select, or recommend to our Board, nominees for each election of directors;

•	develop and recommend to our Board criteria for selecting qualified director candidates;

•	consider committee member qualifications, appointment, and removal;

•	recommend corporate governance principles, codes of conduct, and applicable compliance mechanisms; and,

•	provide oversight in the evaluation of our Board and each committee.

We have adopted a nominating and corporate governance committee charter, a copy of which is available in the “Investors – Corporate Governance” section of our website at www.revamedical.com.

GOVERNANCE OF OUR COMPANY

Corporate Governance Guidelines

Our corporate governance guidelines are designed to ensure effective corporate governance of the Company. Our corporate governance guidelines cover topics including, but not limited to, director qualification criteria, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning, and the annual evaluations of the Board and its committees. Our corporate governance guidelines will be reviewed regularly by the nominating and corporate governance committee and revised when appropriate. The full text of our corporate governance guidelines can be found in the “Investors – Corporate Governance” section of our website accessible to the public at www.revamedical.com. A printed copy may also be obtained by any stockholder upon request.

Code of Business Conduct and Ethics

Our Board adopted a code of business conduct and ethics to ensure that our business is conducted in a consistently legal and ethical manner. The code of business conduct and ethics establishes policies pertaining to, among other things, employee conduct in the workplace, securities trading, confidentiality, conflicts of interest, reporting violations, and compliance procedures. All of our employees, including our executive officers, as well as members of our Board, are required to comply with our code of business conduct and ethics. The full text of the code of business conduct and ethics can be found in the “Investors – Corporate Governance” section of our website accessible to the public at www.revamedical.com. A printed copy may also be obtained by any stockholder upon request. Any waiver of the code of business conduct and ethics for our executive officers or directors must be approved by our Board after receiving a recommendation from our audit committee. We will disclose future amendments or waivers to our code of business conduct and ethics on our website, www.revamedical.com, within four business days following the date of the amendment or waiver.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as director, the nominating and corporate governance committee will consider a reasonable number of candidates for director recommended by a single stockholder who has held over 0.1 percent of REVA’s shares of common stock for over one year and who satisfies the notice, information, and consent provisions set forth in our amended and restated bylaws and corporate governance guidelines. Stockholders who wish to recommend a candidate may do so by writing to the nominating and corporate governance committee in care of the Corporate Secretary, REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A. The nominating and corporate governance committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.

Communicating with the Board

Our nominating and corporate governance committee establishes procedures by which stockholders and other interested parties may communicate with the Board, any committee of the Board, any individual director, or the independent or non-employee directors as a group. Such parties can send communications by mail to the Board in care of the Corporate Secretary, REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A. In addition, such parties can contact the Board by emailing the Corporate Secretary at boardmember@revamedical.com. The name or title of any specific recipient or group should be noted in the communication. Communications from stockholders are distributed by the Corporate Secretary to the Board or to the committee or director(s) to whom the communication is addressed, however the Corporate Secretary will not distribute items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, business solicitations and advertisements, and communications that advocate the Company’s engaging in illegal activities or that, under community standards, contain offensive, scurrilous, or abusive content.

Identification and Evaluation of Nominees for Directors

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating nominees for director. The committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the committee through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the nominating and corporate governance committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the nominating and corporate governance committee deems appropriate, including the use of third parties to review candidates.

Annual Meeting of Stockholders

We encourage all of the directors to attend each annual meeting of stockholders. All of our directors attended the 2011 AGM that was held in Sydney, Australia; three directors attended in person and three directors attended by teleconference. We currently anticipate a majority of our directors to be present at the 2012 Annual Meeting.

Director Independence

In accordance with our corporate governance guidelines, the majority of our Board members are independent directors. Our Board considers that a director is independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with independent judgment, and otherwise meets the independence requirements under the rules of NASDAQ, ASX, and the SEC. Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our Board has determined that:

•	Robert B. Stockman is not considered to be an independent director under the rules of NASDAQ, ASX, or the SEC;

•	Anne Keating, Gordon E. Nye, James J. Schiro, and Robert Thomas are considered to be independent directors under the rules of NASDAQ, ASX, and the SEC; and,

•	Brian H. Dovey is considered to be an independent director under the rules of NASDAQ and the SEC, but is not considered to be independent under ASX standards.

There are no family relationships among our directors and officers, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any director or officer was, or is, to be selected as a director or officer.

Board Leadership Structure

The position of Chairman of the Board and Chief Executive Officer of the Company has been combined since the appointment of Robert B. Stockman as Chief Executive Officer in August 2010. The Board believes that, although the combined role does not comply with ASX Corporate Governance Principles and Recommendations, it is currently in the best interest of our Company and the Company’s Stockholders. The ASX Corporate Governance Principles and Recommendations provide guidance on corporate governance practices but are not binding rules or regulations. Mr. Stockman possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and we believe he is the person best positioned to develop agendas that ensure the Board’s time and attention is focused on the most critical matters. Further, our Board believes that his combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees, customers, and suppliers. Each of the directors other than Mr. Stockman is independent under the rules of NASDAQ and the SEC, and the Board believes that the independent directors provide effective oversight of management. Although the Board currently believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in the current circumstances, our amended and restated bylaws and corporate governance principles provide the flexibility to combine or separate the positions and the Board may determine to separate the roles in the future.

The Board’s Role in Risk Oversight

Our Board’s role in risk oversight includes receiving reports from members of management on a regular basis regarding material risks faced by the Company and applicable mitigation strategies and activities, at least on a quarterly basis. The reports cover the critical areas of development, regulatory and quality affairs, intellectual property, clinical development, operations, sales and marketing, and legal and financial affairs. Our Board and its committees consider these reports, discuss matters with management, and identify and evaluate any potential strategic or operational risks and appropriate activities to address those risks.

We have adopted a risk management policy which sets out how we identify, assess, and manage risk in business operations, a copy of which is available in the “Investors – Corporate Governance” section of our website at www.revamedical.com.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee has at any time been our employee with the exception of Gordon E. Nye who served as our Chief Executive Officer from 2001 to 2003. Robert B. Stockman, our Chairman of the Board and Chief Executive Officer, currently serves on the board of directors of Zeltiq Aesthetics, Inc. Gordon E. Nye, a member of our Board and compensation committee, served as the Chief Executive Officer of Zeltiq Aesthetics, Inc. during 2011. Except as set forth herein, none of our executive officers serves, or has served during the last fiscal year, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or our compensation committee.

AUDIT-RELATED MATTERS

Report of the Audit Committee

The audit committee has reviewed and discussed the annual consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm (the “independent auditor”).

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the U.S., as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The audit committee held five meetings during the fiscal year ended December 31, 2011. At each meeting, the audit committee met with the independent auditor, with and without management present, to discuss the results of its audits and quarterly reviews of the Company’s financial statements and its review of the Company’s compliance with internal controls. The audit committee also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The audit committee and/or the Board also received from the Company’s independent auditor the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” regarding their communications with the audit committee concerning independence and has discussed with the independent auditor its independence from the Company. The audit committee also has considered whether the provision of non-audit services to the Company is compatible with the independence of the independent auditor.

In performing its functions, the audit committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, internal audit group, and independent auditor, which, in their reports, express opinions on the conformity of the Company’s annual financial statements with U.S. generally accepted accounting principles.

Based on the review of the consolidated financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Robert Thomas (Chairman)

Brian H. Dovey

James J. Schiro

Audit and Non-Audit Fees

The table on the following page presents the fees for professional services earned by Ernst & Young LLP (and Ernst & Young in Australia) for services rendered to the Company for the fiscal years ended December 31, 2011 and 2010.

Type of Service	2011	2010

Audit Fees (1)	$260,000	$1,001,000
Audit-Related Fees (2)	7,500	—
Tax Fees (3)	10,000	10,000

Total	$277,500	$1,011,000

(1)	Audit Fees for 2011 include services in connection with the audit of our consolidated financial statements included in the Annual Report on Form 10-K, reviews of Quarterly Reports on Form 10-Q, and the audit of internal control over financial reporting. Audit Fees for 2010 include services in connection with the audit of our consolidated financial statements and our IPO in 2010, including consents and reviews of documents filed with the SEC and ASX.
(2)	Audit-Related Fees include services relating to the Company’s Form S-8 filing in 2011.
(3)	Tax Fees include services relating to tax compliance, including the preparation of income tax returns, and tax planning and advice.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditor

The audit committee has established an audit and non-audit services compliance policy (the “Policy”) requiring pre-approval of all audit and permissible non-audit services performed by the independent auditor to monitor the auditor’s independence from the Company. The Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the audit committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval.

The Policy requires the specific pre-approval of all other permitted services. For both types of pre-approval, the audit committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence. Additionally, the audit committee considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. Also, unless a service is a pre-approved service set forth in the Policy and within the established guidelines, it will require approval by the audit committee in order for it to be provided by the independent auditor. In its review, the audit committee will also consider the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services.

As provided under the Sarbanes-Oxley Act of 2002 and the SEC’s rules, the audit committee has delegated pre-approval authority to the chairman of the audit committee to address certain requests for pre-approval of services, and the chairman must report his or her pre-approval decisions to the audit committee at its next regular meeting. The Policy is designed to help ensure that there is no delegation by the audit committee of authority or responsibility for pre-approval decisions to management. The audit committee monitors compliance by requiring management to report to the audit committee on a regular basis regarding the pre-approved services rendered by the independent auditor. Management has also implemented internal procedures to promote compliance with the Policy.

The audit committee has selected Ernst & Young LLP to serve as our independent auditor for the fiscal year ending December 31, 2012, subject to ratification by our stockholders. Ernst & Young LLP has served as the independent auditor of the Company since 2006. Representatives of Ernst & Young LLP will be present at the Annual Meeting. The representatives will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy and objectives as well as an overview of the analysis that we performed in setting executive compensation. It discusses the compensation committee’s determination of how and why, in addition to what, compensation actions were taken during 2011 for each person serving as our chief executive officer, our chief financial officer, and the three other most highly compensated executive officers (the “named executive officers”), who were as follows:

•	Robert B. Stockman, our Chief Executive Officer;

•	Katrina L. Thompson, our Chief Financial Officer and Secretary;

•	Jeffrey A. Anderson, our Vice President, Clinical and Regulatory Affairs;

•	Donald K. Brandom, Ph.D., our Vice President, Product Development; and,

•	Joan K. Zeltinger, Ph.D., our Vice President, Scientific Affairs.

Robert K. Schultz, Ph.D., is our Chief Operating Officer and President. During 2011 he was not considered a named executive officer under SEC guidelines and, therefore, is not included in the executive compensation discussions and disclosures in this Proxy Statement.

Our compensation approach is tied to our stage of development. Prior to our IPO in December 2010, we were a privately held company. As a result, we had not been subject to any stock exchange listing or SEC rules requiring a majority of our Board to be independent or relating to the formation and functioning of our Board committees, including audit, compensation, and nominating and corporate governance committees. We informally considered the competitive market for corresponding positions within comparable geographic areas and companies of similar size and stage of development operating in the medical device industry. This consideration was based on the general knowledge possessed by members of our Board. Our Board utilized research and informal benchmarking based on its personal knowledge of the competitive market. In connection with our IPO, in July 2010, we formed a compensation committee to oversee our executive compensation program and to determine executive compensation based on the general knowledge, research, and informal benchmarking possessed and done by members of the compensation committee and members of our Board. In furtherance of our transition to a publicly listed company and in an effort to better align our compensation practices with those of comparable public medical device companies, in February 2012 we engaged Radford, an Aon Hewitt Company (“Radford”), an independent compensation consultant, to provide compensation advisory services for 2012 that include the following:

•	an assessment of our executive compensation philosophy and plan structures and objectives;

•	the development of a peer group of companies for compensation purposes;

•	a review of considerations and market practices related to short-term cash incentive plans and a review of long-term equity and other incentive trends in the medical device industry;

•	the collection of competitive compensation levels for each of our executive positions;

•	an assessment of our executives’ base salaries, cash bonuses, and equity compensation levels;

•	assistance with a review of our equity compensation strategy, including the development of award guidelines; and,

•	a review of board of director compensation market practices among public medical technology companies.

Accordingly, the manner in which we compensated our executives during 2011 is not necessarily indicative of the manner in which we will compensate our named executive officers going forward.

Overview of Compensation Program

The compensation committee reviews and approves all compensation decisions relating to our executives, including our named executive officers, and oversees and administers our executive compensation programs and initiatives. Our compensation program is designed to attract and retain talented employees, to motivate them to achieve our key financial, operational, and strategic goals, and to reward them for superior performance. As we continue to gain experience as a public company, meet our product development milestones, and add to our senior management team, we expect that the specific direction, emphasis, and components of our executive compensation program will continue to evolve. We will favor a more empirically based approach that involves formal benchmarking as well as best practices with respect to compensation and benefits, taking into account the recommendations from Radford that we expect to receive in the second quarter of 2012.

In 2011, our compensation programs reflected our development stage status and the implementation of a multi-year migration to a more complete compensation approach. While our former approach to executive compensation primarily comprised base salary and an occasional discretionary grant of stock options, the compensation program implemented in 2011 and continuing in 2012 is designed to provide additional performance incentive and cash remuneration, primarily in the form of bonuses, upon achievement of performance-based goals and milestones.

Our compensation committee has developed the framework of the Company’s executive compensation program and continues to define and refine detailed aspects of the program. The process is ongoing and is expected to be completed during 2012 with the assistance of Radford. The objectives of the compensation program include:

•	a program structure that will attract and retain the most highly qualified executive officers;

•	appropriate guiding principles, including a comparative peer group and targeted market positioning for different compensation elements;

•	harmonization of salary, bonuses, equity awards, and other compensation benefits for executive officers hired under significantly different circumstances;

•	alignment of executive compensation, individually and as a team, to long-term interests of stockholders;

•	program flexibility to permit the accommodation of appropriate individual circumstances; and,

•	clear and easily measured performance goals.

During 2011, we generally continued our historic practice with regard to issuing long-term incentives in the form of stock options at the time of hire or promotion, in each case with review and recommendation by the compensation committee and approval from our Board. We intend to continue the implementation of planned changes to our compensation program during 2012 and thereafter expect to continue to evaluate our philosophy and compensation programs as circumstances require, and at a minimum, we will review executive compensation annually. We anticipate making new equity awards and adjustments to the components of our executive compensation program in connection with our annual compensation review, which will be based, in part, upon market analyses that may include benchmarking against a peer group of companies to be determined in the future and the recommendations to the compensation committee by our Chief Executive Officer. The combination of incentives is designed to balance annual operating objectives and our earnings performance with longer term stockholder value creation.

Compensation Process

Beginning in 2011, our compensation committee was responsible for establishing our compensation philosophy and setting the compensation levels for our executives, including base salaries, cash bonuses, and stock-based incentive awards; prior to 2011, our Board performed these responsibilities. To assist the compensation committee in their executive compensation evaluations, our Chief Executive Officer prepares a report at the beginning of each fiscal year recommending base salaries, bonus targets, and stock-based incentive awards for each executive officer. In addition to this report, our compensation committee considers relevant market compensation data. The compensation committee in its sole discretion may accept or adjust the compensation recommendations it is provided. No executive officer is allowed to be present at the time his or her compensation is being discussed or determined by the compensation committee.

Determination of Executive Compensation

In setting the compensation for our executive officers, our compensation committee places significant emphasis on the recommendation of our Chief Executive Officer (other than with respect to determining his own compensation), considering our overall performance during the prior fiscal year, the executive’s individual contributions during the prior fiscal year, the individual’s annual performance reviews based on achievement of annual goals, informal benchmarking data, industry research, and other relevant market data. With respect to new hires, our compensation committee considers an executive’s background and historical compensation in lieu of prior year performance. For 2011, our compensation committee utilized research and informal benchmarking based on its personal knowledge of companies in the medical device industry; this market data was used as one component of determining executive compensation.

Components of Executive Compensation

Our current executive compensation program consists of the following components:

•	base salary;

•	performance-based cash awards;

•	equity-based incentives; and,

•	other benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay; reward achievement of financial, operational, and strategic objectives; and, align the interests of our named executive officers and other senior personnel with those of our stockholders.

Base Salary: We have provided, and will continue to provide, our executive officers with a base salary to compensate them for services provided to us during the fiscal year. In setting base salaries for our executive officers, our compensation committee considered, and will continue to consider, the executive’s position, our success in achieving our prior year corporate goals, the individual’s contribution and performance during the prior fiscal year, and relevant market data. The evaluations and recommendations proposed by our Chief Executive Officer are also considered. With respect to new hires, the compensation committee considers an executive’s background and historical compensation in lieu of prior year performance. Our compensation committee evaluates and sets the base salaries for our executives following annual performance evaluations, as well as upon a promotion or other change in responsibility. We expect our compensation committee to continue these policies going forward.

In setting the base salaries for our executives for 2011, our compensation committee subjectively determined base salaries utilizing research and informal benchmarking based on its personal knowledge of companies in the medical device industry. Our executive officers have been paid the base salaries for the year ended December 31, 2011, and are currently being paid the annualized salaries for the year ending December 31, 2012, as set forth in the following table:

Name and Title	2011 Base Salary	2012 Base Salary
Robert B. Stockman, Chief Executive Officer	$325,000	$335,000
Katrina L. Thompson, Chief Financial Officer and Secretary	230,000	238,000
Jeffrey A. Anderson, Vice President, Clinical and Regulatory Affairs (1)	240,000	246,500
Donald K. Brandom, Ph.D., Vice President, Product Development	230,000	236,000
Joan K. Zeltinger, Ph.D., Vice President, Scientific Affairs	190,000	195,000

(1)	Mr. Anderson was appointed Vice President in February 2011.

Performance-Based Cash Bonus Awards: The Company did not have a cash bonus program prior to our IPO in December 2010. To help align each executive officer’s efforts with the Company’s financial, operations, and strategic goals, we worked to develop a bonus program. For the year ended December 31, 2011, although we had the framework, we had not developed all aspects of a formal bonus plan. We had developed individual bonus award targets that ranged from 20 percent to 30 percent, as a percentage of annual base salary, and had developed an approach that would assess achievement of defined Company milestones in combination with achievement of individual goals, each weighted to an executive’s specific responsibilities. Additionally, we had determined the weighting to use for each executive in their contributions and achievement of Company and personal goals for the year. We had defined the Company’s 2011 goal to be the initiation of a pilot human clinical trial before the end of the second quarter of 2011, while remaining within 10 percent of the Company’s approved financial budget for the year ended December 31, 2011. We had not, however, developed complete individual goals for each executive in 2011.

For the year ended December 31, 2011, since the Company’s formal bonus plan was not yet complete, the Board determined to consider discretionary bonuses. The criteria used in the bonus consideration centered on the Company’s successful initiation of the pilot human clinical trial in December 2011 and also took into account each individual’s efforts and contributions during the year to achieve the clinical trial and to comply with other requirements of the Company that had arisen as a result of our IPO. Based on recommendations from the compensation committee, which took into consideration the delay in achievement of the Company’s goal to initiate the pilot clinical trial, the Board recognized the following individual contributions and awarded the following discretionary bonuses to each of our named executive officers:

•

Robert B. Stockman, Chief Executive Officer – $30,000 (approximately 31% of target); primary responsibilities of a chief executive officer were achieved, including initiating and maintaining positive relationships with significant stakeholders of the Company worldwide, evaluating and maintaining a strong management structure, and overseeing the process to initiate the clinical trial in 2011.

•

Katrina L. Thompson, Chief Financial Officer and Secretary – $35,000 (approximately 51% of target); primary responsibilities of a chief financial officer were achieved, including identifying, adding, and developing personnel and infrastructure to support the Company’s SEC and ASX reporting requirements, including Sarbanes Oxley implementation and compliance, during the initial year following our IPO.

•

Jeffrey A. Anderson, Vice President, Clinical and Regulatory Affairs – $25,000 (approximately 49% of target); primary clinical responsibilities were achieved, including development of a clinical trial strategy and protocol, submissions to multiple regulatory authorities, site and physician selections, and initial patient enrollment prior to year end.

•

Donald K. Brandom, Ph.D., Vice President, Product Development – $30,000 (approximately 52% of target); primary responsibilities related to execution of product development strategies and development of applied polymer formulations were achieved, including added responsibilities for product development and polymer modifications that allowed for selection of a follow-on formulation and expedited processing.

•

Joan K. Zeltinger, Ph.D., Vice President, Scientific Affairs – $15,000 (approximately 40% of target); primary responsibilities related to preclinical study administration, including coordination of data analyses were achieved, including the finalization and publication of newly developed testing models showing, among other factors, material and product strength.

For 2012, we have determined to finalize our bonus program and have agreed to grant bonuses in the form of performance-based cash awards to our executive officers. While the target bonus amounts for each executive have been set, the targets will be reviewed following receipt of Radford’s compensation assessment in the second quarter of 2012. The ultimate award of a bonus will be determined based on overall achievement of Company goals combined with achievement of each individual’s goals. While our compensation committee is still refining the elements of the Company’s goals and the individuals’ goals, we expect that achievement of clinical milestones, in particular, the initiation of the CE Mark study, will be significant elements of these goals. Our compensation committee is responsible for setting the target bonus amounts for our executives and for administrating the grant of these awards.

In the future, to reward exceptional performance in certain circumstances, the compensation committee may determine that a supplemental bonus in excess of the target bonus is appropriate and justified, or that a bonus is appropriate for an executive officer who otherwise would not be entitled to receive one. However, individual incentive payments will not be an entitlement. Our compensation committee approved the bonus plan for 2012 at their meeting in January 2012. The following sets forth the anticipated target bonus amounts for 2012:

Name and Title	2012 Bonus Percent	Amount at Target
Robert B. Stockman, Chief Executive Officer	30%	$100,500
Katrina L. Thompson, Chief Financial Officer and Secretary	30%	71,400
Jeffrey A. Anderson, Vice President, Clinical and Regulatory Affairs	25%	61,625
Donald K. Brandom, Ph.D., Vice President, Product Development	25%	59,000
Joan K. Zeltinger, Ph.D., Vice President, Scientific Affairs	20%	39,000

Stock-Based Incentive Awards: In addition to base salary, we provide long-term stock-based incentive awards to our executive officers (in the case of executive directors, these awards are subject to stockholder approval). These stock-based incentive awards generally consist of options to purchase shares of our common stock. We believe that stock option awards help further our compensation objectives by encouraging our executives to remain with us through at least the vesting period for these awards and providing them with an incentive to continue to focus on our long-term financial performance and increasing stockholder value.

Historically, our executive officers have received grants of stock options at the time of hire or promotion, and occasionally on an ad-hoc basis. The grants of options are made in accordance with our 2010 Equity Incentive Plan. During the year ended December 31, 2011, the approach to grants of stock options continued in the same manner as prior years. Consequently, based on recommendations from the compensation committee, the Board determined to grant the following stock options to each of our named executive officers during 2011 for the following reasons:

•

Jeffrey A. Anderson, Vice President, Clinical and Regulatory Affairs – options to purchase 50,000 shares of common stock; initial grant upon hire in February 2011 at a level historically offered to vice presidents of the Company upon hire.

•

Donald K. Brandom, Ph.D., Vice President, Product Development – options to purchase 75,000 shares of common stock; merit award for technical support of our IPO and increased job responsibilities assigned in December 2010; Dr. Brandom’s most recent prior stock option grant was in 2008 and the 2011 grant represented recognition of his contributions to the Company since the 2008 grant.

•

Joan K. Zeltinger, Ph.D., Vice President, Scientific Affairs – options to purchase 60,000 shares of common stock; merit award for continuing improvement to administration of preclinical studies; Dr. Zeltinger’s most recent prior stock option grant was in 2008 and the 2011 grant represented recognition of her contributions to the Company since the 2008 grant.

No stock options were granted to Mr. Stockman or Ms. Thompson during 2011, primarily as a result of the timing of grants by the Board rather than any perceived deficiency in performance. Since each had received a grant of stock options in October 2010, the Board determined to defer future grants to these two executive until 2012.

We plan to continue to grant equity incentive awards, including grants of stock options, to our executive officers in connection with their initial hire, following promotions, and on an annual basis. To assist the compensation committee, we are developing new guidelines for initial and annual stock option awards in conjunction with the recommendations from Radford. We anticipate that the guidelines for initial grants will be based on the executive’s position and the guidelines for annual grants will be designed to partially replace the number of options initially granted to the executive at hiring that vest after one year. With respect to new hires, we also will consider the executive’s background and historical compensation when determining the number of options to grant to the executive. The actual number of options for an executive may be higher or lower than these guidelines, based on their individual performance or extraordinary achievements.

Stock and Option Grant Practices: Prior to our IPO, our Board historically determined the fair market value of our common stock in good faith based upon consideration of a number of relevant factors including our financial condition, the likelihood of a liquidity event, the liquidation preference of our participating preferred stock, the price at which our preferred stock was sold, the enterprise values of comparable companies, our cash needs, operating losses, market conditions, material risks to our business, and valuations obtained from independent valuation firms. All equity awards to our employees, consultants and directors were granted at no less than the fair market value of our common stock as determined in good faith by our Board on the date of grant of each award.

Following our IPO, our compensation committee adopted a policy by which all stock and option awards to new and current employees, including our executive officers, are granted at pre-determined meeting dates of the compensation committee or Board. Our compensation committee will grant the equity awards in accordance with the dates fixed by this policy. The amount of realizable value related to such awards is determined by our stock price on the date the awards vest and therefore will be determined by our financial performance in the time prior to vesting. Whether the stock price moves up or down shortly after the grant date is largely irrelevant for purposes of the equity awards.

The exercise price of any option grant will be determined by reference to the fair market value of such shares, which our 2010 Equity Incentive Plan (the “2010 Plan”) defines as the closing price of our common stock. The closing price of our common stock will be calculated in U.S. dollars based on the closing price of our CDIs traded on the ASX on the date of grant. However, because options granted both before and after the completion of our IPO have been, and will be, granted at fair market value, such options only have cash value to the holder to the extent that the stock price of our common stock increases during the term of the option.

The majority of the option grants we made prior to 2010 vest over five years, with one-fifth of the shares subject to the stock option vesting on each annual anniversary of the vesting commencement date. Beginning in 2010, with the adoption of our 2010 Plan, the option grants vest over four years, with 25 percent of the option vesting on the one-year anniversary of the vesting commencement date and 2.0833 percent vesting each month thereafter. All vesting is subject to continued service to the Company. All of our stock options are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until fully vested. All options have a 10-year term. Additional information regarding accelerated vesting prior to, upon, or following a change in control is discussed below under “Potential Payments upon Termination or Change in Control.”

Severance and Change of Control Benefits

We have entered into employment agreements that require specific payments and benefits to be provided to certain executive officers in the event their employment is terminated following a change of control or in the event their employment is terminated without cause or by the executive for good reason. See “Employment Agreements” below.

Other Benefits

In order to attract and retain qualified individuals and pay market levels of compensation, we have historically provided, and will continue to provide, our executives with the following benefits:

•	Health Insurance – We provide each of our executives and their spouses and children the same health and dental insurance coverage we make available to our other eligible employees.

•	Life and Disability Insurance – We provide each of our executives with the same life and disability insurance as we make available to our other eligible employees.

•

Pension Benefits – We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executives and other eligible employees are eligible to participate in our 401(k) defined contribution plan. We currently make matching contributions to participants in the 401(k) plan in an amount equal to 25 percent of the employee’s deferral up to a maximum of four percent of an employee’s salary.

•	Nonqualified Deferred Compensation – We do not provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

•

Perquisites – We limit the perquisites that we make available to our executive officers. Our executives are entitled to relocation expenses on their initial hire and other benefits with de minimis value that are not otherwise available to all of our employees.

Employment Agreements

Robert B. Stockman

In August 2010, we entered into an employment offer letter with Robert B. Stockman to serve as our Chief Executive Officer. Mr. Stockman’s offer letter provides for, among other things: (i) an annual base salary for 2011 of $325,000, subject to annual review, (ii) eligibility to participate in the Bonus Plan of up to 30 percent of his current salary for the relevant year, (iii) an initial award of 750,000 options to purchase shares of our common stock granted by our Board on October 21, 2010 at an exercise price equal to the fair market value on the grant date, and (iv) reimbursement for commuting expenses of up to $6,000 per month for travel and up to $2,500 per month for hotel expenses for regular visits from his home in Princeton, New Jersey, to the Company’s offices in San Diego, California. The options are immediately exercisable and vest 25 percent on July 1, 2011 and in equal monthly installments for a period of 36 months thereafter. In the event Mr. Stockman’s employment terminates, any options exercised prior to vesting will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Mr. Stockman’s employment is terminated without cause (as defined in the employment offer letter), we will pay Mr. Stockman severance equal to (i) six months of base salary and (ii) continuation in our medical and dental insurance plans for six months. The offer letter also provides that if Mr. Stockman resigns for good reason or his employment is terminated without cause within one year following a change of control transaction, Mr. Stockman will receive immediate vesting of all of his outstanding stock options.

Katrina L. Thompson

In October 2010, we entered into an employment offer letter with Katrina L. Thompson to serve as our Chief Financial Officer. Ms. Thompson’s offer letter, provides for, among other things: (i) an annual base salary for 2011 of $230,000, subject to annual review, (ii) eligibility to participate in the Bonus Plan of up to 30 percent of her current salary for the relevant year beginning in 2011, and (iii) an award of 190,000 options to purchase shares of our common stock granted by our Board on October 21, 2010 at an exercise price equal to the fair market value on the grant date. The options are immediately exercisable and vest 25 percent on October 21, 2011 and in equal monthly installments for a period of 36 months thereafter. In the event Ms. Thompson’s employment terminates, any options exercised prior to vesting will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Ms. Thompson’s employment is terminated without cause (as defined in the employment offer letter) or if she resigns for good reason (as defined in the employment offer letter), we will pay Ms. Thompson severance equal to (i) six months of base salary and (ii) continuation in our medical and dental insurance plans for six months.

Jeffrey A. Anderson

In February 2011, we entered into an employment offer letter with Jeffrey A. Anderson, to serve as our Vice President of Clinical and Regulatory Affairs. Mr. Anderson’s offer letter, provides for, among other things: (i) an annual base salary for 2011 of $240,000, subject to annual review, (ii) eligibility to participate in the Bonus Plan of up to 30 percent of his current salary for the relevant year beginning in 2011, and (iii) an award of 50,000 options to purchase shares of our common stock granted by our Board on March 15, 2011 at an exercise price equal to the fair market value on the grant date. The options are immediately exercisable and vest 25 percent on February 22, 2012 and in equal monthly installments for a period of 36 months thereafter. In the event Mr. Anderson’s employment terminates, any options exercised prior to vesting will be subject to a repurchase right by us at the lesser of cost or fair market value. In addition, in the event Mr. Anderson’s employment is terminated without cause (as defined in the employment offer letter) or if he resigns for good reason (as defined in the employment offer letter), we will pay Mr. Anderson severance equal to (i) three months of base salary and (ii) continuation in our medical and dental insurance plans for three months.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on such review and discussion, the compensation committee recommends that it be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors on March 31, 2012:

Gordon E. Nye (Chairman)

Brian H. Dovey

Robert Thomas

2011 Summary Compensation Table

The following table presents the compensation provided during 2011 to our principal executive officer, our principal financial officer, and our three other most highly compensated persons serving as our executive officers as of December 31, 2011. We refer to these executive officers as our “named executive officers.”

Name & Principal Position	Year	Salary	Bonus		Option Awards (4)	All Other Compensation		Total
Robert B. Stockman (1) Chief Executive Officer	2011	$325,000	$30,000		—	$55,345	(5)	$410,345
	2010	131,250	—		$4,695,000	5,718	(5)	4,831,968
	2009	—	—		—	—		—

Katrina L. Thompson Chief Financial Officer and Corporate Secretary	2011	230,000	35,000		—	2,300	(6)	267,300
	2010	169,712	172,000	(3)	1,189,400	1,697	(6)	1,532,809
	2009	190,000	—		—	1,900	(6)	191,900

Jeffrey A. Anderson (2) Vice President, Clinical and Regulatory Affairs	2011	201,923	25,000		417,500	3,384	(7)	647,807
	2010	—	—		—	—		—
	2009	—	—		—	—		—

Donald K. Brandom, Ph.D. Vice President, Product Development	2011	223,077	30,000		626,300	—		879,377
	2010	207,692	—		—	—		207,692
	2009	200,000	—		—	—		200,000

Joan K. Zeltinger, Ph.D. Vice President, Scientific Affairs	2011	185,962	15,000		501,000	1,860	(6)	703,822
	2010	179,135	—		—	1,791	(6)	180,926
	2009	172,500	—		—	1,725	(6)	174,225

(1)	Mr. Stockman was appointed our principal executive officer in August 2010.
(2)	Mr. Anderson was employed as our Vice President in February 2011.
(3)	The base salary of Ms. Thompson was reduced by 50% from January 2010 until June 2010. Bonus amounts comprise $57,000 paid in July 2010 as compensation for the salary reduction and a $115,000 non-recurring discretionary bonus awarded for her efforts in connection with our IPO in 2010.
(4)	The grant date fair value of option awards is determined using the Black-Scholes option model. For the assumptions used in our valuations, see “Note 7 – Stock Based Compensation” of our notes to consolidated financial statements in the Form 10-K for the year ended December 31, 2011, as filed with the SEC.
(5)	Consists of 401(k) matching contributions of $816 for 2011 and $281 for 2010; a phone allowance of $1,365 in 2011; and, commuting and living expense reimbursements of $53,164 in 2011 and $5,347 in 2010. For additional information regarding the commuting and living expense reimbursement, see “Employment Agreements – Robert B. Stockman” above.
(6)	Consists of 401(k) matching contributions.
(7)	Consists of 401(k) matching contributions of $2,019 and a phone allowance of $1,365.

Grants of Plan-Based Awards in 2011

The following table summarizes equity based awards to our named executive officers in 2011:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Option	Exercise Price of Option Award	Grant Date Fair Value of Option Award
Robert B. Stockman Chief Executive Officer	—	—	—	—

Katrina L. Thompson Chief Financial Officer and Secretary	—	—	—	—

Jeffrey A. Anderson Vice President, Clinical and Regulatory Affairs	3/15/11	50,000	$13.70	$417,500

Donald K. Brandom, Ph.D. Vice President, Product Development	3/15/11	75,000	13.70	626,300

Joan K. Zeltinger, Ph.D. Vice President, Scientific Affairs	3/15/11	60,000	13.70	501,000

Outstanding Option Awards at December 31, 2011

The following comprises outstanding option awards held by our named executive officers at December 31, 2011:

Name	Number of Securities Underlying Unexercised Options Exercisable (1)		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($/Share)	Option Expiration Date
Robert B. Stockman Chief Executive Officer	750,000	(2)	—	$11.00	10/21/20

Katrina L. Thompson Chief Financial Officer Corporate Secretary	20,000	(3)	—	$1.00	10/22/14
	20,000	(3)	—	1.25	7/13/15
	75,000	(4)	—	1.40	11/20/18
	190,000	(5)	—	11.00	10/21/20

Jeffrey A. Anderson Vice President Clinical and Regulatory Affairs	40,000	(3)	—	$1.00	10/22/14
	15,000	(3)	—	1.25	7/13/15
	50,000	(7)	—	13.70	3/15/21

Donald K. Brandom, Ph.D. Vice President Product Development	50,000	(3)	—	$0.61	1/13/14
	25,000	(3)	—	1.00	10/22/14
	50,000	(3)	—	1.25	7/13/15
	50,000	(4)	—	1.40	11/20/18
	75,000	(6)	—	13.70	3/15/21

Joan K. Zeltinger, Ph.D. Vice President Scientific Affairs	20,000	(3)	—	$0.61	1/13/14
	20,000	(3)	—	1.00	10/22/14
	10,000	(3)	—	1.25	7/13/15
	50,000	(4)	—	1.40	11/20/18
	60,000	(6)	—	13.70	3/15/21

(1)	All options are immediately exercisable upon grant and are subject to repurchase by REVA at the exercise price in the event an employee terminates service prior to vesting.

(2)	Options vest 25% on July 1, 2011 and in equal monthly installments for a period of 36 months thereafter.
(3)	Options were 100% vested as of December 31, 2011.
(4)	Options vest 20% on November 20, 2009 and in four equal installments on each annual anniversary thereafter.
(5)	Options vest 25% on October 21, 2011 and in equal monthly installments for a period of 36 months thereafter.
(6)	Options vest 25% on March 15, 2012 and in equal monthly installments for a period of 36 months thereafter.
(7)	Options vest 25% on February 22, 2012 and in equal monthly installments for a period of 36 months thereafter.

Option Exercises and Stock Vested

None of our named executive officers exercised options during the fiscal year ended December 31, 2011 and we did not grant them any restricted stock awards during the fiscal year ended December 31, 2011.

Potential Payments upon Termination or Change in Control

The table below describes the potential payments or benefits to our named executive officers under the arrangements discussed above, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2011 termination date. Please see the employment offer letters described above in “Employment Agreements” for additional information.

Name	Base Salary	Health Insurance	Stock Option Vesting (1)(2)	Pension and Other	Total
Robert B. Stockman
Chief Executive Officer
Termination Without Cause	$162,500	$8,837	—	—	$171,337
Termination for Good Reason	—	—	—	—	—
Termination after Change of Control	—	—	(3)	—	—

Katrina L. Thompson
Chief Financial Officer and Secretary
Termination Without Cause	115,000	2,807	—	—	117,807
Termination for Good Reason	115,000	2,807	—	—	117,807
Termination after Change of Control	—	—	—	—	—

Jeffrey A. Anderson
Vice President, Clinical and Regulatory Affairs
Termination Without Cause	60,000	4,419	—	—	64,419
Termination for Good Reason	60,000	4,419	—	—	64,419
Termination after Change of Control	—	—	—	—	—

Donald K. Brandom, Ph.D.
Vice President, Product Development
Termination Without Cause	—	—	—	—	—
Termination for Good Reason	—	—	—	—	—
Termination after Change of Control	—	—	—	—	—

Joan K. Zeltinger, Ph.D.
Vice President, Scientific Affairs
Termination Without Cause	—	—	—	—	—
Termination for Good Reason	—	—	—	—	—
Termination after Change of Control	—	—	—	—	—

(1)	Represents the value of shares of common stock subject to options which would accelerate upon a termination of the executive’s employment. The amount indicated in the table is calculated as the spread value of the options subject to accelerated vesting on December 31, 2011, but assuming a price per share of $6.30, calculated based on the closing price of REVA’s common stock traded in the form of CDIs on the ASX.

(2)	Requires a change of control plus a qualifying termination of employment before vesting of options would be accelerated
(3)	Terms of Mr. Stockman’s employment offer letter provide for the immediate vesting of all his outstanding stock options upon a termination within one year following a change of control. As of December 31, 2011, a total of 484,375 shares remained subject to accelerated vesting. The exercise price of these options exceeded the market value of the underlying shares on December 31, 2011 and, therefore, no value is attributable to the potential acceleration of vesting at that date.

Non-Employee Director Compensation

The following table presents compensation to our non-employee directors for 2011. Employee directors do not receive compensation for their services as directors.

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total
Brian H. Dovey	$35,000	—	$35,000
Anne Keating	40,000	—	40,000
Gordon E. Nye	40,000	—	40,000
James J. Schiro	35,000	—	35,000
Robert Thomas	40,000	—	40,000

(1)	As of December 31, 2011, each of our non-employee directors held options to purchase 62,500 shares of common stock (which is equivalent to 625,000 CDIs).

In October 2010, our Board adopted our non-employee director compensation policy, pursuant to which non-employee directors will be compensated for their services on our Board. Pursuant to the policy:

•	each non-employee director will receive an annual fee of $35,000 payable for the director’s service during the year; and,

•	the Chairman of each committee will receive an additional annual fee of $5,000 for the Chairman’s service during the year.

The fees payable pursuant to the non-employee director compensation policy are payable quarterly within thirty days of the beginning of each quarter. In addition, under the policy each director may receive an annual grant of options to purchase shares of our common stock at the discretion of the Board. Any such grant will be subject to stockholder approval being obtained in accordance with ASX Listing Rules. Any option grants to directors will be immediately exercisable, will have an exercise price per share determined at the fair market value on the date of grant, and will vest over four years, with 25 percent of options vesting one year from the date of the grant, and 75 percent of options vesting in equal monthly installments over the subsequent 36-month period. Any options exercised prior to vesting will be subject to a repurchase right by us until fully vested at the lesser of cost or fair market value. Each director is also entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending Board meetings and any committee meetings on which he or she serves as a committee member.

In 2010, prior to the consummation of our IPO, each of our non-employee directors received a grant of options to purchase 62,500 shares of common stock at an exercise price of $11.00 per share. No grants of options to directors have occurred since our IPO.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will be asked to elect two directors nominated for election as Class II directors. Our Board of Directors currently consists of six members and is divided into three classes, each comprised of two directors. The directors in each class serve three-year terms and in each case until their respective successors are duly elected and qualified. On January 12, 2012, the Board unanimously nominated Gordon E. Nye and Robert Thomas, the two current Class II directors whose terms expire at the Annual Meeting, for re-election as directors.

If elected, the two directors nominated for election as Class II directors will serve until the Company’s annual meeting of stockholders in 2015, and in each case until his successor is elected and qualified, or until his earlier resignation or removal. Both of the nominees have indicated their willingness to serve if elected, but if either should be unable or unwilling to stand for election, the shares represented by proxies may be voted for a substitute as REVA may designate, unless a contrary instruction is indicated in the proxy.

Vote Required for Approval

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means that the director nominees receiving the highest number of “FOR” votes will be elected as Class II directors. Abstentions and broker non-votes are not counted as votes cast with respect to that director, and will have no direct effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm (the “independent auditor”) to audit our financial statements for the fiscal year ending December 31, 2012. We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent auditor because we value our stockholders’ views on the Company’s independent auditor even though the ratification is not required by our bylaws or otherwise. If our stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain Ernst & Young LLP as our independent auditor or whether to consider the appointment of a different firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2012.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Vote Required for Approval

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 requires the affirmative vote of a majority of the shares of common stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE RATIFICATION OF OUR APPOINTMENT OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSALS 3 THROUGH 7 — APPROVAL OF THE GRANT OF STOCK OPTIONS TO

NON-EXECUTIVE DIRECTORS OF THE COMPANY UNDER THE 2010 EQUITY INCENTIVE PLAN

Introduction

On March 15, 2012, our Board of Directors, upon the recommendation of the compensation committee, approved the grant of an aggregate of 62,500 options to purchase shares of our common stock (the “Options”) under the REVA Medical, Inc. 2010 Equity Incentive Plan (the “Plan”) to each of Brian H. Dovey, Anne Keating, Gordon E. Nye, James J. Schiro, and Robert Thomas (the “Non-Executive Directors”), subject to obtaining stockholder approval for each grant at the 2012 Annual Meeting as required by the ASX Listing Rules.

The market value of the shares issuable on exercise of the Options proposed to be granted to each of the Non-Executive Directors is in aggregate $448,586 based upon the closing price of our CDIs on the ASX on March 31, 2012 (Australian Eastern Daylight Time).

As of March 31, 2012, the Company had a total of 2,803,068 options reserved for issuance for employees and non-executive directors. Proposals 3 through 7 recommend the issuance of the Options to the non-executive directors that constitute approximately 2.2 percent of the total number of stock options reserved for issuance.

Approvals

Our CHESS Depositary Interests, or CDIs, each representing one-tenth of a share of our common stock, are listed on the Australian Securities Exchange (the “ASX”). ASX Listing Rule 10.14 provides that a company must not permit a director to acquire securities under an employee incentive scheme without the prior approval of stockholders. Accordingly, stockholder approval is now being sought for the purposes of ASX Listing Rule 10.14 and for all other purposes for the grant of the Options to each of the Non-Executive Directors of the Company as described below.

Principal Terms of Stock Options

If Proposals 3 through 7 (inclusive) are approved by stockholders, the Options will be issued to the Non-Executive Directors as soon as practicable after the Annual Meeting and, in any case, no later than three years after the Annual Meeting. The stock options to be issued to each of the Non-Executive Directors will be issued on the following terms and conditions:

(a)	Grant Price: There is no consideration payable for the grant of the stock options.

(b)	Exercise Price: The exercise price of the stock options will be equal to the closing price of the Company’s CDIs on the ASX on the date of grant of the stock options.

(c)	Vesting Conditions: The stock options are scheduled to vest over four years, with 25 percent of options vesting one year from the date of the grant, and 75 percent of options vesting in equal monthly installments over the subsequent 36-month period. Any options exercised prior to vesting will be subject to a repurchase right by the Company until fully vested at the lesser of cost or fair market value. There are no performance conditions or other requirements attaching to the stock options other than the requirement that the Non-Executive Director to whom they are granted continue to be a director of the Company at each relevant vesting date.

(d)	Lapsing of Options: The stock options will lapse in circumstances where:

(i)	the stock options have been exercised and settled;

(ii)	the Non-Executive Director ceases to be a director of the Company on the date of vesting of the stock options (as defined in the Plan);

(iii)	there has been a change in control event (as defined in the Plan), in which event vesting and settlement of the stock options will occur; or,

(iv)	the stock options have not been exercised by the tenth anniversary of the date of grant.

As required by ASX Listing Rule 10.15A, the following additional information is provided in relation to Proposals 3 through 7.

The maximum aggregate number of stock options that may be granted by the Company under Proposals 3 through 7 is 62,500 options, comprising:

•	12,500 stock options to Brian H. Dovey;

•	12,500 stock options to Anne Keating;

•	12,500 stock options to Gordon E. Nye;

•	12,500 stock options to James J. Schiro; and,

•	12,500 stock options to Robert Thomas.

Upon exercise, each option will entitle the relevant Non-Executive Director to receive one share of REVA’s common stock. No loan will be made by the Company to any of the Non-Executive Directors in connection with the acquisition or exercise of any of the Options or the underlying shares of common stock. No Options or other incentives have been issued to directors of the Company since its admission to the official list of ASX in December 2010.

All directors, being Brian H. Dovey, Anne Keating, Gordon E. Nye, James J. Schiro, Robert Stockman, and Robert Thomas, are entitled to participate in the Plan. Details of any securities issued under the Plan will be published in the Company’s Annual Report relating to the period in which securities have been issued, together with a statement that approval for this issue of securities was obtained under ASX Listing Rule 10.14.

Any additional persons who become entitled to participate in the Plan after approval of Proposals 3 through 7 and who are not named in this Proxy Statement will not participate until approval is obtained under ASX Listing Rule 10.14.

Voting Exclusion Statement

The Company will disregard any votes cast on Proposals 3 through 7 by the directors of REVA Medical, Inc. or any associate of the directors of REVA Medical, Inc. However, the Company need not disregard a vote if:

•	it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy card; or,

•	it is cast by the person chairing the meeting as a proxy for a person who is entitled to vote, in accordance with direction on the proxy card to vote as the proxy decides.

Vote Required and Board of Directors Recommendation

Approval of Proposals 3 through 7 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and voting on such proposals. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS (EXCLUDING BRIAN H. DOVEY (with respect to Proposal No. 3 only), ANNE KEATING (with respect to Proposal No. 4 only), GORDON E. NYE (with respect to

Proposal No. 5 only), JAMES J. SCHIRO (with respect to Proposal No. 6 only), AND ROBERT

THOMAS (with respect to Proposal No. 7 only) WHO DO NOT MAKE A RECOMMENDATION

WITH RESPECT TO THE PROPOSAL IN BRACKETS AFTER THEIR NAME DUE TO THEIR

PERSONAL INTEREST IN THAT PROPOSAL) RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE APPROVAL OF PROPOSALS 3 THROUGH 7 (INCLUSIVE).

PROPOSAL 8 — APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION

The Board of Directors is providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our named executive officers.

The Say on Pay vote is advisory, and therefore not binding on the compensation committee or the Board. Although the vote is non-binding, the compensation committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs.

We design our executive compensation programs to implement our core objectives of providing competitive pay, pay for performance, and alignment of management’s interests with the interests of long-term stockholders. Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement for a more detailed discussion of how our compensation programs reflect our core objectives.

We believe stockholders should consider the following key aspects of executive compensation with respect to our named executive officers when voting on this proposal:

•	base salaries in fiscal year 2012 increase between 2.6 percent and 3.5 percent from the 2011 salary amounts;

•

in addition to base salaries, the executives have a potential for variable bonuses and equity awards that would comprise a significant percentage of total compensation and are tied to achievement of internal performance targets;

•	the Company grants long-term equity awards that link the interests of our executives with those of our stockholders;

•	our compensation programs were reviewed by the compensation committee and determined not to create inappropriate or excessive risk that is likely to have a material adverse effect on the Company; and,

•	any change-of-control benefits are based on a double-trigger philosophy, i.e., requiring a change-of-control plus a qualifying termination of employment before benefits are paid.

Recommendation

The Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the stockholders of REVA Medical, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions are considered shares present and entitled to vote and thus will have the effect of a vote “AGAINST” this proposal. Broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

“FOR” APPROVAL, ON AN ADVISORY BASIS, OF EXECUTIVE COMPENSATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information about the beneficial ownership of our common stock (as converted and aggregated for any holdings in the form of CHESS Depositary Interests) as of March 31, 2012 by:

•	each stockholder known to beneficially own five percent or more of our stock (“principal stockholders”);

•	each of our directors;

•	each of our named executive officers; and,

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned and the percentage ownership by a person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2012 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name, based on information provided to us by such stockholders. Except as otherwise indicated, the address of each stockholder is c/o REVA Medical, Inc., 5751 Copley Drive, San Diego, California 92111, U.S.A.

Name and Address of Beneficial Owner	Number of Shares of Common Stock (1)	Percent of Common Stock (1)

Principal Stockholders:
Domain Partners (2)	3,691,188	11.2%
Saints Capital Everest, L.P. (3)	3,223,513	9.7%
Brookside Capital Partners Fund, LP (4)	2,965,022	9.0%
Stephen Feinberg (5)	2,884,426	8.7%
Medtronic, Inc. (6)	2,635,479	8.0%
Elliott Associates, L.P. (7)	2,005,631	6.1%

Directors and Named Executive Officers:
Robert B. Stockman (8)	3,118,889	9.2%
Katrina L. Thompson (9)	355,000	1.1%
Jeffrey A. Anderson (10)	105,000	*
Donald K. Brandom, Ph.D. (11)	250,000	*
Joan K. Zeltinger, Ph.D. (12)	180,000	*
Brian H. Dovey (13)	3,753,688	11.3%
Anne Keating (14)	83,982	*
Gordon E. Nye (14)	886,031	2.7%
James J. Schiro (14)	71,591	*
Robert Thomas (14)	87,500	*

All directors and executive officers as a group (11 persons)	9,611,681	27.0%

*	Indicates beneficial ownership of less than 1% of our shares of common stock
(1)	Number of shares owned as shown both in this table and the accompanying footnotes and percentage ownership is based on 33,086,203 shares of common stock (which is equivalent to 330,862,030 CDIs) outstanding on March 31, 2012.
(2)	The address of Domain Partners is One Palmer Square, Suite 515, Princeton, NJ 08542. 3,606,002 of the shares of common stock are held directly by Domain Partners V, L.P. and 85,186 of the shares of common stock are held directly by DP V Associates, L.P. One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V Associates L.P. and has voting and dispositive power with respect to the shares. The managing members of One Palmer Square Associates V, L.L.C. consist of James C. Blair, Brian H. Dovey, Jesse I. Treu, and Kathleen K. Schoemaker. Each of these individuals disclaims beneficial ownership except to the extent of their respective pecuniary interest therein.

(3)	The address of Saints Capital Everest, L.P. is 475 Sansome Street, Suite 1850, San Francisco, CA 94111. Saints Capital Everest, LLC is the general partner of Saints Capital Everest, L.P. and has voting and dispositive power with respect to the shares. The Managing Members of Saints Capital Everest, LLC consist of Scott Halsted, Ken Sawyer, David Quinlivan, and Ghia Griarte. Each of these individuals disclaims beneficial ownership except to the extent of their respective pecuniary interest therein.
(4)	The address of Brookside Capital Partners Fund, LP is 111 Huntington Avenue, Boston, MA 02199. 2,783,204 of the shares are held directly by Brookside Capital Partners Fund, LP and 181,818 of the shares are held by Brookside Capital Trading Fund LP. Matt McPherron, the Managing Director of Brookside Capital Partners Fund, LP, has voting and dispositive power with respect to the shares. Mr. McPherron disclaims beneficial ownership except to the extent of his pecuniary interests therein.
(5)	The address for Stephen Feinberg is c/o Cerberus Capital Management, L.P., 299 Park Avenue, New York, NY 10171. Cerberus America Series Two Holdings, LLC holds 26,167 shares of common stock, Cerberus International, Ltd. holds 995,553 shares of common stock, Cerberus Partners, L.P. holds 520,641 shares of common stock, Cerberus Series Four Holdings, LLC holds 1,046,486 shares of common stock, and Gabriel Assets, LLC (collectively with Cerberus America Series Two Holdings, LLC, Cerberus International, Ltd., Cerberus Partners, L.P. and Cerberus Series Four Holdings, LLC, the “Cerberus Entities”) holds 295,579 shares of common stock. Stephen Feinberg, through one or more entities, possesses the sole power to vote and the sole power to direct the disposition of all securities of REVA held by the Cerberus Entities.
(6)	The address of Medtronic, Inc. is 710 Medtronic Parkway, Minneapolis, MN 55432.
(7)

The address of Elliott Associates, L.P. is 40 West 57th Street, 30th Floor, New York, NY 10019. Elliott Associates, L.P. has voting and dispositive power with respect to the shares. The general partners of Elliott Associates, L.P. are Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., a Delaware limited partnership (“Capital Advisors”), which is controlled by Singer, and Elliott Special GP, LLC, a Delaware limited liability company (“Special GP”), which is controlled by Singer.

(8)	Includes 670,588 shares of common stock held by Group Outcome Investors I, LLC. Two trusts established for the benefit of Mr. Stockman’s children who reside in Mr. Stockman’s household beneficially own the 670,588 shares. Also includes 1,347,070 shares of common stock held by Kenneth Rainin Administrative Trust U/D/T Dated 3/26/1990 and 227,718 shares held by Mr. Stockman’s spouse Lisa Stockman. Mr. Stockman, along with Jennifer Rainin, are co-trustees of the Kenneth Rainin Administrative Trust U/D/T Dated 3/26/1990 and have voting and dispositive power with respect to these shares. Mr. Stockman disclaims beneficial ownership except to the extent of his pecuniary interest therein. Includes options to purchase 750,000 shares that are immediately exercisable.
(9)	Includes options to purchase 305,000 shares that are immediately exercisable.
(10)	Includes options to purchase 95,000 shares that are immediately exercisable.
(11)	Includes options to purchase 240,000 shares that are immediately exercisable.
(12)	Includes options to purchase 160,000 shares that are immediately exercisable.
(13)	Includes 3,606,002 shares of common stock held by Domain Partners V, L.P., 85,186 shares of common stock held by DP V Associates, L.P., and options to purchase 62,500 shares that are immediately exercisable. One Palmer Square Associates V, L.L.C. is the general partner of Domain Partners V, L.P. and DP V. Associates L.P. and has voting and dispositive power with respect to the shares. The managing members of One Palmer Square Associates V, L.L.C. consist of James C. Blair, Brian H. Dovey, Jesse I. Treu, and Kathleen K. Schoemaker. Mr. Dovey disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(14)	Includes options to purchase 62,500 shares that are immediately exercisable.

Distribution of Security Holders

As of March 31, 2012, we had a total of 33,086,203 shares of common stock issued and outstanding, which equates to 330,862,030 CDIs (ten CDIs are equivalent to one share of common stock). The following table presents the number of shares of common stock and CDIs held, as well as the number of shares underlying outstanding stock options and restricted stock issuances.

	Common Stock		CDIs		Options (unlisted)		Restricted Stock (unlisted)
Number Held	Number of Holders	Number of Shares	Number of Holders	Number of CDIs	Number of Holders	Number of Shares	Number of Holders	Number of Shares

1 – 1,000	10	3,614	79	35,530	6	5,500	—	—
1,001 – 5,000	9	22,700	192	618,935	7	18,000	1	2,500
5,001 – 10,000	4	28,963	117	1,015,200	4	34,500	—	—
10,001 – 100,000	20	796,825	296	9,971,973	17	773,500	—	—
100,001 and over	20	18,430,949	52	126,389,882	6	2,190,000	—	—

	63	19,283,051	736	138,031,520	40	3,021,500	1	2,500

The number of stockholders holding less than a marketable parcel of CDIs (being a parcel of securities not less than A$500) as of March 31, 2012 was 47.

Options Unlisted

As of March 31, 2012, we had 3,021,500 options to purchase shares of common stock on issue under the 2010 Equity Incentive Plan and the 2001 Stock Option/Stock Issuance Plan. These options are held by 40 individuals.

Restricted Stock Unlisted

As of March 31, 2012, we had 2,500 shares of restricted stock on issue under our 2010 Equity Incentive Plan. These shares of restricted stock are held by one individual.

Top 20 CDI Holders

Our securities are listed on the Australian Securities Exchange (the “ASX”) and traded in the form of CHESS Depositary Interests (“CDIs”). Each share of common stock is equivalent to ten CDIs. Stockholders are permitted to own either common stock or CDIs, at their election, but may only buy or sell on the ASX in the form of CDIs. Conversions between stock and CDIs are allowed at any time, at the election of the holder. As of March 31, 2012, a total of 138,031,520 CDIs (equivalent to 13,803,152 shares of common stock) were held by our stockholders. Following are the top 20 holders of our CDIs as of March 31, 2012:

	Security Holder	Number of CDIs Held	% of CDIs Outstanding

1.	Merrill Lynch (Australia) Nominees Pty Limited	34,571,910	25.1%
2.	Brookside Capital Partners Fund LP	27,832,040	20.2%
3.	HSBC Custody Nominees (Australia) Limited – GSCO ECA	15,476,581	11.2%
4.	Citicorp Nominees Pty Limited	11,986,676	8.7%
5.	HSBC Custody Nominees (Australia) Limited	8,419,879	6.1%
6.	UBS Nominees Pty Ltd	3,718,182	2.7%
7.	Frederic H. Moll	3,345,610	2.4%
8.	JP Morgan Nominees Australia Limited	2,721,627	2.0%
9.	HSBC Custody Nominees (Australia) Limited <No 2 A/C>	2,255,490	1.6%
10.	JP Morgan Nominees Australia Limited <Cash Income A/C>	1,714,711	1.2%
11.	National Nominees Limited	1,652,000	1.2%
12.	Warman Investments Pty Ltd	1,401,771	1.0%
13.	Asia Union Investments Pty Ltd	909,000	0.7%
14.	Viking Management Services Pty Ltd <VHK Superannuation Fund A/C>	750,000	0.5%
15.	Mr Stephen Ross + Mrs Melissa Ross	668,000	0.5%
16.	Mr Robert Arthur Schneider	525,000	0.4%
17.	Moore Family Nominee Pty Ltd <Moore Family A/C>	500,000	0.4%
18.	Mr Yew Chan Lim + Ms Guat Leng Tan <The ESTI Super Fund A/C>	486,578	0.3%
19.	RBC Dexia Investor Services Australia Nominees Pty Ltd <BKCust A/C>	450,126	0.3%
20.	Woodduck Pty Ltd	400,000	0.3%

	Total CDIs held by top 20 CDI holders	119,785,181	86.8%
	Total CDIs held by all other CDI holders1	8,246,339	13.2%

Top 20 Stock and CDI Holders

The following table provides a list of the top 20 holders of our securities as of March 31, 2012, combining the securities held in the form of common stock and those held as CDIs. Related but separate legal entities are not aggregated.

	Security Holder	Shares of Common Stock Held	CDIs Held (common stock equivalent)	Total Number of Securities Held	% of Outstanding Capital

1.	Domain Partners V, L.P.	3,606,002	—	3,606,002	10.9%
2.	Merrill Lynch (Australia) Nominees Pty Limited	—	3,457,191	3,457,191	10.4%
3.	Saints Capital Everest, L.P.	3,223,513	—	3,223,513	9.7%
4.	Brookside Capital Partners Fund, LP	—	2,783,204	2,783,204	8.4%
5.	Medtronic, Inc.	379,651	2,255,828	2,635,479	8.0%
6.	Elliott Associates, L.P.	2,005,631	—	2,005,631	6.1%
7.	HSBC Custody Nominees (Australia) Limited – GSCO ECA	—	1,547,658	1,547,658	4.7%
8.	Group Outcome Investors I, LLC	1,341,175	—	1,341,175	4.1%
9.	Credit Suisse Securities LLC	1,221,400	—	1,221,400	3.7%
10.	Citicorp Nominees Pty Limited	—	1,198,668	1,198,668	3.6%
11.	Kenneth Rainin Charitable Lead Annuity Trust No 3 dtd 3/26/90	1,101,615	—	1,101,615	3.3%
12.	Cerberus Series Four Holdings, LLC	1,046,486	—	1,046,486	3.2%
13.	Cerberus International, Ltd	995,553	—	995,553	3.0%
14.	HSBC Custody Nominees (Australia) Limited	—	841,988	841,988	2.5%
15.	Gordon E. Nye	823,531	—	823,531	2.5%
16.	Cerberus Partners, L.P.	520,641	—	520,641	1.6%
17.	Timothy J. Barberich	460,093	—	460,093	1.4%
18.	UBS Nominees Pty Ltd	—	371,818	371,818	1.1%
19.	C. Raymond Larkin Jr.	351,749	—	351,749	1.1%
20.	Frederic H. Moll	—	334,561	334,561	1.0%

	Total securities held by top 20 holders (stated as common stock)	17,077,040	12,790,916	29,867,956	90.3%
	Total securities held by all other holders (stated as common stock)	2,206,011	1,012,236	3,218,247	9.7%

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of December 31, 2011.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance (1)

2001 Stock Option/Issuance Plan	1,455,000	$1.19	—
2010 Equity Incentive Plan	1,849,000	$11.56	1,811,953

	3,304,000	$6.99	1,811,953

(1)	The 2010 Equity Incentive Plan contains a provision for an automatic increase each January 1st of the number of shares available for grant. The automatic increase shall be the lessor of (i) 3% of the number of shares of our common stock issued and outstanding on January 1, or (ii) a number of shares set by our Board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of our Company. Officers, directors, and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon information furnished to us and contained in reports filed with the SEC, as well as any written representations that no other reports were required, we believe that all SEC filings of our directors, executive officers, and beneficial owners of greater than ten percent complied with Section 16 of the Exchange Act during 2011.

RELATED PARTY TRANSACTIONS

Policy for Approval of Related Party Transactions

Pursuant to the written charter of our audit committee, the audit committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than five percent of our securities, immediate family members of the foregoing persons, and any other persons whom our Board determines may be considered related parties, has or will have a direct or indirect material interest. If advanced approval is not feasible, the audit committee has the authority to ratify a related party transaction at the next audit committee meeting. For purposes of our audit committee charter, a material interest is deemed to be any consideration received by such a party in excess of $120,000 per year.

In reviewing and approving such transactions, the audit committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the Chairman of the audit committee in respect of any transaction in which the expected amount is less than $250,000. No related party transaction may be entered into prior to the completion of these procedures.

The audit committee or its Chairman, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the Chairman determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the material terms of the transaction, the nature of the related party’s interest in the transaction, the significance of the transaction to the related party and the nature of our relationship with the related party, the significance of the transaction to us, and whether the transaction would be likely to impair (or create an appearance of impairing) the judgment of a director or executive officer to act in our best interest. No member of the audit committee may participate in any review, consideration, or approval of any related party transaction with respect to which the member or any of his or her immediate family members is the related party, except that such member of the audit committee will be required to provide all material information concerning the related party transaction to the audit committee.

Certain transactions with related parties will be subject to stockholder approval in accordance with ASX Listing Rules, including but not limited to, any issuances of securities to related parties.

Related Person Transactions

During our fiscal year ending December 31, 2011, there were no transactions, or currently proposed transactions, in which we were or are to be a participant involving an amount exceeding $120,000, and in which any related person had or will have a direct or indirect material interest, other than as set forth below and the compensation arrangements with directors and executive officers, which are described under the “Executive Compensation” section.

Amended and Restated Investor Rights Agreement

Effective upon our IPO in December 2010, we entered into an amended and restated investor rights agreement with our former preferred stockholders, including our Chief Executive Officer, Robert B. Stockman; our director, Gordon E. Nye; and, certain others including our significant stockholders Domain Partners, Saints Capital Everest, Cerberus, Brookside Capital Partners, and Group Outcome Investors. Pursuant to the amended and restated investor rights agreement, the parties terminated various investor rights, covenants and restrictions set forth in the prior investor rights agreement. We continue to be obligated to provide customary demand, piggyback, and Form S-3 registration rights with respect to the shares of our common stock issued upon conversion of our preferred stock at the closing of our IPO to the parties to the amended and restated investor rights agreement.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers for the indemnification of and advancement of expenses to these persons. We also intend to enter into these agreements with our future directors and executive officers. The indemnification agreements will provide, among other things, that subject to certain procedures and conditions, we will, to the fullest extent permitted by Delaware law, indemnify the directors and officers against all liabilities and expenses, actually or reasonably incurred by a director or officer in connection with the investigation, defense, settlement or appeal of a proceeding if, by reason of the indemnitee’s status as a director or officer, the indemnitee was or is a party or is threatened to be made a party to the proceeding. In addition, the indemnification agreements provide for the advancement of expenses incurred by the indemnitee, subject to certain conditions and exceptions, in connection with any proceeding covered by the indemnification agreements. The indemnification agreements also require us to maintain directors’ and officers’ liability insurance in a reasonable amount from established and reputable insurers.

ADDITIONAL INFORMATION

Stockholder Proposals for 2013 Annual Meeting

Stockholders interested in submitting a proposal for consideration at our 2013 Annual Meeting must do so by sending such proposal to our Corporate Secretary at REVA Medical, Inc., 5751 Copley Drive, San Diego, CA 92111, U.S.A. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2013 Annual Meeting is January 4, 2013 (U.S. Pacific Standard Time). Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2013 Annual Meeting, any such stockholder proposal must be received by our Corporate Secretary on or before January 4, 2013 (U.S. Pacific Standard Time), and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our amended and restated bylaws. Any stockholder proposal received after January 4, 2013 (U.S. Pacific Standard Time) will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our amended and restated bylaws.

Our amended and restated bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days no more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2013 Annual Meeting, such a proposal must be received by the Company on or after January 20, 2013 (U.S. Pacific Standard Time) but no later than February 19, 2013 (U.S. Pacific Standard Time). If the date of the 2013 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2012 Annual Meeting, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

Householding of Annual Meeting Materials

We have adopted “householding,” a procedure approved by the SEC under which REVA stockholders who share an address will receive a single copy of the Annual Report and Proxy Statement, or a single notice addressed to those stockholders. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution. If you reside at the same address as another REVA stockholder and wish to receive a separate copy of the applicable materials, you may do so by making a written or oral request to: REVA Medical, Inc., 5751 Copley Drive, San Diego, CA 92111, U.S.A. Attention: Investor Relations; by calling, (858) 966-3045; or, by e-mailing to IR@revamedical.com. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at www.envisionreports.com/RVA.

OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By order of the Board of Directors,

/s/ Katrina L. Thompson

Katrina L. Thompson

Chief Financial Officer and Secretary

We make available, free of charge on our website, all of our filings that are made electronically with the ASX and the SEC, including Forms 10-K, 10-Q, and 8-K. These materials can be found in the “Investors” section under “ASX Announcements” and “SEC Filings” of our website at www.revamedical.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:

Corporate Secretary

REVA Medical, Inc.

5751 Copley Drive

San Diego, California 92111, U.S.A.

REVA

IMPORTANT ANNUAL MEETING INFORMATION

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ENDORSEMENT LINE

SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY)

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Admission Ticket

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Electronic Voting Instructions

You Available can vote 24 hours by Internet a day, or 7 days telephone! a week!

Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:30 p.m., U.S. Pacific Daylight Time, on May 16, 2012 (4:30 p.m. on 17 May 2012 Australian Eastern Standard Time).

Vote by Internet

Go to www.envisionreports.com/RVA

Or scan the QR code with your smartphone

Follow the steps outlined on the secure website

Annual Meeting Proxy Card

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the re-election of directors named in Proposal 1 and FOR Proposals 2 through 8 excluding Brian H. Dovey (with respect to Proposal 3), Anne Keating (with respect to Proposal 4), Gordon E. Nye (with respect to Proposal 5),

James J. Schiro (with respect to Proposal 6) and Robert Thomas (with respect to Proposal 7) who abstain from making a recommendation with respect to the Proposal in parenthesis after their name due to their personal interest in that Proposal.

1. To elect the two Class II directors named in the accompanying Proxy Statement to hold office for a term of three years and until his successor is duly elected and qualified, or until his earlier resignation or removal:

01 - Gordon E. Nye

For Withhold

02 - Robert Thomas

For Withhold

2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending

December 31, 2012.

4. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 12,500 options to Anne Keating for the purchase of common stock on the terms and conditions set forth in the accompanying Proxy Statement.

6. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 12,500 options to James J. Schiro for the purchase of common stock on the terms and conditions set forth in the accompanying Proxy Statement.

8. To approve, on an advisory basis, the compensation of the named executive officers for the fiscal year ended December 31, 2011, as set forth in the accompanying Proxy Statement.

For Against Abstain

3. For the purposes of Australian Securities Exchange (“ASX”) Listing

Rule 10.14 and for all other purposes, to approve the grant of 12,500 options to Brian H. Dovey for the purchase of common stock on the terms and conditions set forth in the accompanying Proxy Statement.

5. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 12,500 options to Gordon E. Nye for the purchase of common stock on the terms and conditions set forth in the accompanying Proxy Statement.

7. For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 12,500 options to Robert Thomas for the purchase of common stock on the terms and conditions set forth in the accompanying Proxy Statement.

9. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

For Against Abstain

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890

J N T

1 U P X

1 3 8 4 9 5 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01GYUE

2012 Annual Meeting Admission Ticket

2012 Annual Meeting of REVA Medical, Inc. Stockholders

21 May 2012 at 10:30 a.m. Australian Eastern Standard Time (5:30 p.m. May 20, 2012 U.S. Pacific Daylight Time) AGL Theatre in the Museum of Sydney Corner of Phillip and Bridge Streets Sydney, NSW 2000, Australia Upon arrival, please present this admission ticket and photo identification at the registration desk.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — REVA Medical, Inc. +

Notice of 2012 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — 21 May 2012 Australian Eastern Standard Time (which is May 20, 2012 U.S. Pacific Daylight Time)

The Annual Meeting will be held Monday, 21 May 2012 at 10:30 a.m. Australian Eastern Standard Time (which is 5:30 p.m. Sunday, May 20, 2012 U.S. Pacific Daylight Time). The record date is 4:30 p.m. on 31 March 2012 Australian Eastern Daylight Time (which is 10:30 p.m. on March 30, 2012 U.S. Pacific Daylight Time).

Robert B. Stockman and Katrina L. Thompson, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of REVA Medical, Inc. to be held on Monday 21 May 2012 Australian Eastern Standard Time or at any postponement or adjournment thereof.

Other Matters,

If Robert B. Stockman is appointed as your proxy, or may be appointed by default, and you do not wish to direct your proxy how to vote as your proxy in respect of a resolution, please place a mark in the box. By marking this box, you acknowledge that Robert B. Stockman may exercise your proxy even if he has an interest in the outcome of Proposals 3 through 7 and that votes cast by Robert B. Stockman for those resolutions other than as a proxy holder will be disregarded because of that interest. If you do not mark this box, and you have not directed your proxy how to vote, Robert B. Stockman will not cast your votes on Proposals 3-7 and your votes will not be counted in calculating the required majority if a poll is called on such Proposals.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the re-election of directors named in Proposal 1 and FOR Proposals 2 through 9.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B and C ON BOTH SIDES OF THIS CARD. +

000001 000 RVA MR SAM SAMPLE FLAT 123 123 SAMPLE STREET THE SAMPLE HILL SAMPLE ESTATE SAMPLEVILLE VIC 3030 Lodge your vote: By Mail: Computershare Investor Services Pty Limited GPO Box 242 Melbourne Victoria 3001 Australia Alternatively you can fax your form to (within Australia) 1800 783 447 (outside Australia) +61 3 9473 2555 For Intermediary Online subscribers only (custodians) www.intermediaryonline.com For all enquiries call: (within Australia) 1300 850 505 (outside Australia) +61 3 9415 4000 CDI Voting Instruction Form  PLEASE NOTE: For security reasons it is important that you keep your SRN/HIN confidential.   For your vote to be effective it must be received by 4:30 p.m. (Australian Eastern Standard Time) on Thursday 17 May 2012 How to Vote on Items of Business Ten (10) CHESS Depositary Interests (CDIs) are equivalent to one share of common stock in REVA Medical, Inc., so that every 10 (ten) CDIs you own as at 4:30 p.m. on 31 March 2012 Australian Eastern Daylight Time (10:30 p.m. on March 30, 2012 U.S. Pacific Daylight Time) entitles you to one vote. You can vote by completing, signing and returning your CDI Voting Instruction Form. This form gives your voting instructions to CHESS Depositary Nominees Pty Ltd, which will vote the underlying shares on your behalf. You need to return the form no later than the time and date shown above to give CHESS Depositary Nominees Pty Ltd enough time to tabulate all CDI votes and to vote on the underlying shares. Signing Instructions Individual: Where the holding is in one name, the securityholder must sign. Joint Holding: Where the holding is in more than one name, all of the securityholders should sign. Power of Attorney: If you have not already lodged the Power of Attorney with the Australian registry, please attach a certified photocopy of the Power of Attorney to this form when you return it. Companies: Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory; i.e. Sole Director, Sole Company Secretary or Director and Company Secretary; Delete titles as applicable. Comments & Questions: If you have any comments or questions for REVA Medicial, Inc., please write them on a separate sheet of paper and return with this form. GO ONLINE TO VOTE  or turn over to complete the form www.investorvote.com.au Vote online or view the annual report, 24 hours a day, 7 days a week: Cast your vote Access the annual report Your secure access information is:  Control Number: 999999 SRN/HIN: I9999999999 PIN: 99999 Review and update your securityholding www.investorvote.com.au  Online: 916CR_0_Sample_Proxy/000001/000002 *I00000101*

Change of address. If incorrect, mark this box and make the correction in the space to the left. Securityholders sponsored by a broker (reference number commences with ‘X’) should advise your broker of any changes. CDI Voting Instruction Form Please mark to indicate your directions CHESS Depositary Nominees will vote as directed Voting Instructions to CHESS Depositary Nominees Pty Ltd STEP 1 I/We being a holder of CHESS Depositary Interests of REVA Medical, Inc. hereby direct CHESS Depositary Nominees Pty Ltd to vote the shares underlying my/our holding in accordance with the following directions at the 2012 Annual General Meeting of REVA Medical, Inc. to be held at the AGL Theatre, Museum of Sydney, located at the corner of Bridge and Phillip Streets, Sydney, NSW 2000 on Monday 21 May 2012 at 10:30 a.m. Australian Eastern Standard Time (5:30 p.m. on Sunday May 20, 2012 U.S. Pacfic Daylight Time) and at any adjournment or postponement of that meeting. By execution of this CDI Voting Instruction Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such business as may properly come before the meeting. STEP 2 Items of Business PLEASE NOTE: If you mark the Abstain box for an item, you are directing CHESS Depositary Nominees Pty Ltd not to vote on your behalf on a show of hands or a poll and your votes will not be counted in computing the required majority.  SIGN Signature of Securityholder(s) This section must be completed. Individual or Securityholder 1 Securityholder 2 Securityholder 3 Sole Director and Sole Company Secretary Director Director/Company Secretary Contact Name Contact Daytime Telephone Date ORDINARY BUSINESS 1. To elect two Class II directors to hold office until the later of our annual meeting of stockholders in 2015 or until their successors are elected and qualified or their earlier resignation or removal. *I9999999999* I 9999999999 I ND MR SAM SAMPLE FLAT 123 123 SAMPLE STREET THE SAMPLE HILL SAMPLE ESTATE SAMPLEVILLE VIC 3030 R V A 1 4 5 6 8 1 A / / XX Gordon E. Nye 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. If you do not mark either the ‘For’, ‘Against’, ‘Withhold’ or ‘Abstain’ box (as appropriate) your vote will not be counted. Robert Thomas 8. To approve, on an advisory basis, the compensation of the named executive officers for the fiscal year ended December 31, 2011, as set forth in the accompanying proxy statement. 3. To approve the grant of 12,500 options to Brian H. Dovey for the purchase of common stock on the terms and conditions set forth in the accompanying proxy statement. 4. To approve the grant of 12,500 options to Anne Keating for the purchase of common stock on the terms and conditions set forth in the accompanying proxy statement. 5. To approve the grant of 12,500 options to Gordon E. Nye for the purchase of common stock on the terms and conditions set forth in the accompanying proxy statement. 6. To approve the grant of 12,500 options to James J. Schiro for the purchase of common stock on the terms and conditions set forth in the accompanying proxy statement. 7. To approve the grant of 12,500 options to Robert Thomas for the purchase of common stock on the terms and conditions set forth in the accompanying proxy statement. For Withhold For Against Abstain